Exhibit 10.1

Execution Copy

AGREEMENT AND PLAN OF MERGER

by and among

Radius Health, Inc.

MPM Acquisition Corp.

and

RHI Merger Corp.

April 25, 2011

(cont.)

(cont.)

(cont.)

		Page

9.6	Waiver	44

9.7	Miscellaneous	44

9.8	Counterparts	44

9.9	Third Party Beneficiaries	44

9.10	Governing Law	44

9.11	Jurisdiction; Service of Process	44

9.12	Disclosure in Schedules	44

EXHIBITS

Exhibit A — Certificate of Merger

Exhibit B — MPMAC Certificate of Designation

Exhibit C — Letter of Transmittal

Exhibit D — Redemption Agreement

Exhibit E — Indemnity Agreement

v

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is entered into as of April 25, 2011, by and among Radius Health, Inc., a Delaware corporation (“Radius”), MPM Acquisition Corp., a Delaware corporation (“MPMAC”), and RHI Merger Corp., a Delaware corporation (“Merger Sub”).

W I T N E S S E T H

WHEREAS, the Boards of Directors of Radius, MPMAC and Merger Sub have determined that it is in the best interests of such corporations and their respective stockholders to consummate the merger of Merger Sub with and into Radius with Radius as the surviving corporation (the “Merger”);

WHEREAS, MPMAC, as the sole stockholder of Merger Sub, has approved this Agreement, the Merger and the transactions contemplated by this Agreement pursuant to action taken by written consent in accordance with the requirements of the Delaware General Corporation Law (“DGCL”) and the Bylaws of Merger Sub;

WHEREAS, pursuant to the Merger, among other things, the outstanding shares of capital stock of Radius shall be converted into the Merger Consideration (as hereinafter defined) upon the Effective Time (as hereinafter defined);

WHEREAS, the parties to this Agreement intend to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and intend that the Merger and the transactions contemplated by this Agreement be undertaken pursuant to that plan; and

WHEREAS, the parties to this Agreement intend that the Merger qualify as a “reorganization,” within the meaning of Section 368(a) of the Code, and that MPMAC, Merger Sub and Radius will each be a “party to a reorganization,” within the meaning of Section 368(b) of the Code, with respect to the Merger.

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

As used herein, the following terms shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” has the meaning as defined in Rule 12b-2 promulgated under the Exchange Act, as such regulation is in effect on the date hereof.

“Certificate of Merger” shall mean the certificate of merger in substantially the form attached hereto as Exhibit A.

“Closing” shall have the meaning as set forth in Section 2.1(c) hereof.

“Closing Date” shall have the meaning as set forth in Section 2.1(c) hereof.

“Code” has the meaning ascribed thereto in the preambles to this Agreement.

“Common Exchange Ratio” shall mean: One (1).

“Convertible Securities” shall have the meaning as set forth in Section 2.2(g) hereof.

“Copyrights” has the meaning ascribed thereto in Section 3.22(a).

“Delaware General Corporation Law” or “DGCL” shall mean Title 8, Chapter 1 of the Delaware Code, as amended.

“Dissenting Shares” shall have the meaning as set forth in Section 2.5 hereof.

“Effective Date” shall have the meaning ascribed thereto in Section 2.1(c) hereof.

“Effective Time” shall have the meaning ascribed thereto in Section 2.1(c) hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor law and the rules and regulations promulgated thereunder.

“Evaluation Material” shall have the meaning ascribed thereto in Section 6.3(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“GAAP” shall mean United States generally accepted accounting principles as in effect from time to time.

“Intellectual Property” has the meaning ascribed thereto in Section 3.22(a).

“Indemnity Agreement” has the meaning ascribed thereto in Section 6.13.

“Know-How” has the meaning ascribed thereto in Section 3.22(a).

“Knowledge” means, with respect to an individual, that such individual is actually aware of a particular fact or other matter, with no obligation to conduct any inquiry or other investigation to determine the accuracy of such fact or other matter. A Person other than an individual shall be deemed to have Knowledge of a particular fact or other matter if the officers, directors or other management personnel of such Person had Knowledge of such fact or other matter.

“Letter of Transmittal” has the meaning ascribed thereto in Section 2.4(a).

“Material Adverse Effect” shall, with respect to an entity, mean a material adverse effect on the business, operations, results of operations or financial condition of such entity on a consolidated basis.

“Merger” shall have the meaning ascribed thereto in the preambles of this Agreement.

“Merger Consideration” means the shares of MPMAC Common Stock and MPMAC Preferred Stock issuable in connection with the Merger to the holders of Radius Common Stock and Radius Preferred Stock, respectively, based on the Common Exchange Ratio and the Preferred Exchange Ratio, respectively.

“MPMAC Certificate of Designation” shall mean the certificate of designation setting forth all of the rights, preferences and other terms of the MPMAC Preferred Stock in substantially the form attached hereto as Exhibit B.

“MPMAC Common Stock” shall mean the common stock, par value $0.0001 per share, of MPMAC.

“MPMAC Financial Statements” shall have the meaning ascribed thereto in Section 4.5(b).

“MPMAC Form 10” shall have the meaning ascribed thereto in Section 4.5(a).

“MPMAC Insiders” shall have the meaning ascribed thereto in Section 4.11.

“MPMAC Intellectual Property” shall have the meaning ascribed thereto in Section 4.23.

“MPMAC Latest Balance Sheet” shall have the meaning ascribed thereto in Section 4.17.

“MPMAC Permits” shall have the meaning ascribed thereto in Section 4.12(b).

“MPMAC Preferred Stock” shall mean, collectively, the MPMAC Series A-1 Stock, the MPMAC Series A-2 Stock, MPMAC Series A-3 Stock, MPMAC Series A-4 Stock. MPMAC Series A-5 Stock and MPMAC Series A-6 Stock.

“MPMAC Previous Filings” shall have the meaning ascribed thereto in Section 4.5(a).

“MPMAC Professional Fees” shall mean the aggregate amount of fees, costs and expenses of MPMAC’s attorneys, accountants and other service providers incurred by MPMAC on or prior to the Effective Date in connection with the preparation and negotiation of this

Agreement and the Redemption Agreement and the closing of the transactions contemplated hereby or thereby.

“MPMAC Returns” shall have the meaning ascribed thereto in Section 4.9(a).

“MPMAC SEC Filings” shall have the meaning ascribed thereto in Section 4.5(a).

“MPMAC Series A-1 Stock” shall mean the Series A-1 Preferred Stock, par value $0.0001 per share, of MPMAC contemplated by the MPMAC Certificate of Designations.

“MPMAC Series A-2 Stock” shall mean the Series A-2 Preferred Stock, par value $0.0001 per share, of MPMAC contemplated by the MPMAC Certificate of Designations.

“MPMAC Series A-3 Stock” shall mean the Series A-3 Preferred Stock, par value $0.0001 per share, of MPMAC contemplated by the MPMAC Certificate of Designations.

“MPMAC Series A-4 Stock” shall mean the Series A-4 Preferred Stock, par value $0.0001 per share, of MPMAC contemplated by the MPMAC Certificate of Designations.

“MPMAC Series A-5 Stock” shall mean the Series A-5 Preferred Stock, par value $0.0001 per share, of MPMAC contemplated by the MPMAC Certificate of Designations.

“MPMAC Series A-6 Stock” shall mean the Series A-6 Preferred Stock, par value $0.0001 per share, of MPMAC contemplated by the MPMAC Certificate of Designations.

“Options” shall have the meaning as set forth in Section 2.2(f) hereof.

“Patents” has the meaning ascribed thereto in Section 3.22(a).

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental authority or other entity.

“Preferred Exchange Ratio” shall mean: One-Tenth (0.1).

“Radius Common Stock” means the common stock, par value $0.01, of Radius.

“Radius Financial Statements” shall have the meaning as set forth in Section 3.12 hereof.

“Radius Insiders” shall have the meaning as set forth in Section 3.10 hereof.

“Radius Intellectual Property” shall have the meaning as set forth in Section 3.22 hereof.

“Radius Latest Balance Sheet” shall have the meaning as set forth in Section 3.16 hereof.

“Radius Permits” shall have the meaning as set forth in Section 3.11(b) hereof.

“Radius Plans” shall have the meaning as set forth in Section 3.19(a) hereof.

“Radius Preferred Stock” shall mean, collectively, the Radius Series A-1 Stock, the Radius Series A-2 Stock, Radius Series A-3 Stock, Radius Series A-4 Stock, Radius Series A-5 Stock and Radius Series A-6 Stock.

“Radius Returns” shall have the meaning as set forth in Section 3.8(a) hereof.

“Radius Series A-1 Stock” means the Series A-1 Convertible Preferred Stock, par value $0.01, of Radius.

“Radius Series A-2 Stock” means the Series A-2 Convertible Preferred Stock, par value $0.01, of Radius.

“Radius Series A-3 Stock” means the Series A-3 Convertible Preferred Stock, par value $0.01, of Radius.

“Radius Series A-4 Stock” means the Series A-4 Convertible Preferred Stock, par value $0.01, of Radius.

“Radius Series A-5 Stock” means the Series A-5 Convertible Preferred Stock, par value $0.01, of Radius.

“Radius Series A-6 Stock” means the Series A-6 Convertible Preferred Stock, par value $0.01, of Radius.

“Radius Stockholder Meeting” shall have the meaning ascribed thereto in Section 6.8 hereof.

“Redemption Agreement” shall have the meaning ascribed thereto in Section 6.12.

“Representatives” shall have the meaning ascribed thereto in Section 6.3(a).

“Requisite Radius Stockholder Vote” shall have the meaning ascribed thereto in Section 3.2.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Stock Option Plan” shall have the meaning as set forth in Section 2.2(f) hereof.

“Stockholder Questionnaire” shall have the meaning ascribed thereto in Section 6.7.

“Subsidiary” shall, with respect to any Person, mean (i) each corporation in which such Person owns directly or indirectly fifty percent (50%) or more of the voting securities of such corporation and (ii) any other Person in which such Person owns at least a majority voting interest, and shall, in each case, unless otherwise indicated, be deemed to refer to both direct and indirect subsidiaries of such Person.

“Surviving Company” shall have the meaning ascribed thereto in Article II.

“Tax” or “Taxes” (and, with correlative meaning, “Taxable” and “Taxing”) shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, workers’ compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other governmental tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additions to any Tax or additional amounts in respect of the foregoing.

“Trademarks” has the meaning ascribed thereto in Section 3.22(a).

“Warrants” shall have the meaning as set forth in Section 2.2(h) hereof.

ARTICLE II
MERGER

Subject to the satisfaction or waiver of the conditions set forth in Article VII, at the Effective Time, (i) Merger Sub will merge with and into Radius, and (ii) Radius will become a wholly-owned subsidiary of MPMAC. The term “Surviving Company” as used herein shall mean Radius, as a wholly-owned subsidiary of MPMAC after giving effect to the Merger. The Merger will be effected pursuant to the Certificate of Merger in accordance with the provisions of, and with the effect provided in, Section 251 of the DGCL.

2.1          Effects of Merger.

(a)           From and after the Effective Time and until further amended in accordance with law, (i) the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Company, except that all references to the name of the Merger Sub shall be changed to refer to “Radius Health, Inc.” and the identity of the incorporator shall be deleted, and (ii) the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Company.

(b)           MPMAC, Radius and Merger Sub, respectively, shall each use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger in accordance with the DGCL at the Effective Time. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either Radius or Merger Sub, the officers of the Surviving Company are fully authorized in the name of MPMAC, Radius and Merger Sub or otherwise to take, and shall take, all such lawful and necessary action.

(c)           Subject to the provisions of Article VII and Article VIII hereof, the closing (the “Closing”) of the transactions contemplated hereby shall take place on or before May 13, 2011 (the “Closing Date”), at the offices of Bingham McCutchen LLP located at One Federal Street, Boston, MA 02110 or such other time and place as Radius and MPMAC mutually agree at the earliest practicable time after the satisfaction or waiver of the conditions in Article VII. On the Closing Date, or as soon thereafter as practicable, to effect the Merger, the parties hereto will cause the Certificate of Merger to be filed with the Delaware Secretary of State in accordance with the DGCL. The Merger shall be effective when the filing of the Certificate of Merger is accepted by the Delaware Secretary of State (the “Effective Time”). As used herein, the term “Effective Date” shall mean the date on which the Effective Time occurs.

2.2          Effect on Radius Capital Stock and Merger Sub Capital Stock.  To effectuate the Merger, and subject to the terms and conditions of this Agreement, at the Effective Time:

(a)           Each share of Radius Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled and extinguished pursuant to this Section 2.2 and Dissenting Shares) shall automatically be converted into and exchangeable for one fully paid and nonassessable share of MPMAC Common Stock;

(b)           (i)            Each share of Radius Series A-1 Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled and extinguished pursuant to this Section 2.2 and Dissenting Shares) shall automatically be converted into and exchangeable for a fraction of a fully paid and nonassessable share of MPMAC Series A-1 Stock equal to one multiplied by the Preferred Exchange Ratio;

(ii)           Each share of Radius Series A-2 Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled and extinguished pursuant to this Section 2.2 and Dissenting Shares) shall automatically be converted into and exchangeable for a fraction of a fully paid and nonassessable share of MPMAC Series A-2 Stock equal to one multiplied by the Preferred Exchange Ratio;

(iii)          Each share of Radius Series A-3 Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled and extinguished pursuant to this Section 2.2 and Dissenting Shares) shall automatically be converted into and exchangeable for a fraction of a fully paid and nonassessable share of MPMAC Series A-3 Stock equal to one multiplied by the Preferred Exchange Ratio;

(iv)          Each share of Radius Series A-4 Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled and extinguished pursuant to this Section 2.2 and Dissenting Shares) shall automatically be converted into and exchangeable for a fraction of a fully paid and nonassessable share of MPMAC Series A-4 Stock equal to one multiplied by the Preferred Exchange Ratio;

(v)           Each share of Radius Series A-5 Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled and extinguished pursuant to this Section 2.2 and Dissenting Shares) shall automatically be converted into and exchangeable for a fraction of a fully paid and nonassessable share of MPMAC Series A-5 Stock equal to one multiplied by the Preferred Exchange Ratio; and

(vi)          Each share of Radius Series A-6 Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled and extinguished pursuant to this Section 2.2 and Dissenting Shares) shall automatically be converted into and exchangeable for a fraction of a fully paid and nonassessable share of MPMAC Series A-6 Stock equal to one multiplied by the Preferred Exchange Ratio;

(c)           All shares of Radius Common Stock and Radius Preferred Stock held at the Effective Time by Radius as treasury stock will be cancelled and extinguished and no payment will be made with respect to those shares;

(d)           Each share of Radius Common Stock and Radius Preferred Stock issued and outstanding immediately prior to the Effective Time and owned by Merger Sub or MPMAC, if any, shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

(e)           All shares of common stock, $0.0001 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Company;

(f)            MPMAC shall assume Radius’s 2003 Long-Term Incentive Plan, as amended (the “Stock Option Plan”) and all of Radius’s rights and obligations under the outstanding stock options to purchase shares of Radius Common Stock, pursuant to the Stock Option Plan, granted by Radius on or prior to the Effective Date, which stock options are disclosed in Schedule 2.2(f) hereto and have not prior to the Effective Date been exercised, cancelled or terminated nor expired (collectively the “Options”). The Options shall be assumed in accordance with the terms and conditions of the Stock Option Plan, except that, from and after the Effective Time: (i) all actions to be taken under the Stock Option Plan or the Options by the Board of Directors of Radius or a committee thereof shall be taken by the Board of Directors of MPMAC or a committee thereof, (ii) each Option shall evidence the right to purchase a number of shares of MPMAC Common Stock (rounded to the nearest whole share) equal to the number of shares of Radius Common Stock into which such Option is exercisable immediately prior to the Effective Date multiplied by the Common Exchange Ratio, (iii) the new option price for each share of MPMAC Common Stock issuable upon exercise of an Option shall be determined by dividing the option exercise price immediately prior to the Effective Date by the Common Exchange Ratio (rounded to the nearest cent) and (iv) all references in the Options and the Stock Option Plan to Radius and Radius Common Stock shall be deemed to be references to MPMAC and MPMAC Common Stock, respectively, after giving effect to the adjustments pursuant to clauses (ii) and (iii). Notwithstanding the provisions set forth in clause (iii) above, with respect to each Option intended to be an “incentive stock option” under Section 422 of the Code, if the new option price calculated pursuant to clause (iii) would cause any such Option not to satisfy the requirements of Section 424(a) of the Code and Treasury Regulation § 1.425-1(a)(1)(i), the new exercise price with respect to that Option will be increased to the minimum price that it could be and still satisfy the requirements of that regulation. MPMAC agrees to use its best efforts to take such other steps as are necessary to ensure that those Options which are deemed “incentive stock options” under Section 422 of the Code remain “incentive stock options;”

(g)           MPMAC shall assume the rights and obligations under Radius’s outstanding warrants listed in Schedule 2.2(g) hereof (the “Warrants”), if any, to purchase shares of Radius Common Stock or Radius Preferred Stock. The Warrants shall be assumed in accordance with their terms and conditions. Each Warrant shall, from and after the Effective Time, evidence the right to purchase a number of shares of MPMAC Common Stock or MPMAC Preferred Stock (rounded to the nearest whole share) equal to the number of shares of Radius Common Stock or Radius Preferred Stock into which such Warrant is exercisable immediately prior to the Effective Date multiplied by the Common Exchange Ratio or Preferred Exchange Ratio, as applicable. The new exercise price of the Warrants shall be determined by dividing the exercise price of the Warrants immediately prior to the Effective Date by the Common Exchange Ratio or Preferred Exchange Ratio, as applicable. All references in the Warrants to Radius and Radius Common Stock or Radius Preferred Stock, as the case may be, shall be deemed to be references to MPMAC and MPMAC Common Stock or MPMAC Preferred Stock, as the case may be, respectively, after giving effect to the adjustments pursuant to this Section.

2.3          Rights of Holders of Certificates Evidencing Radius Capital Stock.

(a)           On and after the Effective Date and until surrendered for exchange, each outstanding stock certificate that immediately prior to the Effective Date represented shares of Radius Common Stock (except Dissenting Shares and shares cancelled or extinguished pursuant to Section 2.2(d)) shall be deemed for all purposes, to evidence ownership of and to represent the number of whole shares of MPMAC Common Stock into which such shares of Radius Common Stock shall have been converted pursuant to Section 2.2(a) above. The record holder of each such outstanding certificate representing shares of Radius Common Stock, shall, after the Effective Date, be entitled to vote the shares of MPMAC Common Stock into which such shares of Radius Common Stock shall have been converted on any matters on which the holders of record of MPMAC Common Stock, as of any date subsequent to the Effective Date, shall be entitled to vote. In any matters relating to such certificates of Radius Common Stock, MPMAC may rely conclusively upon the record of stockholders maintained by Radius containing the names and addresses of the holders of record of Radius Common Stock on the Effective Date.

(b)           On and after the Effective Date, each share of Radius Preferred Stock outstanding immediately prior to the Effective Time (except Dissenting Shares and shares cancelled or extinguished pursuant to Section 2.2(d)), each of which shall be uncertificated as of the Effective Date, as recorded on the books and records of Radius, shall be deemed for all purposes, to evidence ownership of and to represent the number of whole shares of MPMAC Preferred Stock into which such shares of Radius Preferred Stock shall have been converted pursuant to Section 2.2(b) above. Shares of the MPMAC Preferred Stock shall have the terms, rights and preferences substantially set forth in the Certificate of Designation. The record holder of each such share of Radius Preferred Stock, shall, after the Effective Date, be entitled to vote the shares of MPMAC Preferred Stock into which such shares of Radius Preferred Stock shall have been converted on any matters on which the holders of record of MPMAC Preferred Stock, as of any date subsequent to the Effective Date, shall be entitled to vote. In any matters relating to the ownership of Radius Preferred Stock, MPMAC may rely conclusively upon the record of stockholders maintained by Radius containing the names and addresses of the holders of record of Radius Preferred Stock on the Effective Date.

2.4          Procedure for Exchange of Radius Capital Stock.

(a)           After the Effective Time, holders of certificates theretofore evidencing outstanding shares of Radius Common Stock (except Dissenting Shares and shares cancelled or extinguished pursuant to Section 2.2(d)), upon surrender of such certificates together with the delivery of a letter of transmittal in the form of Exhibit C hereto (the “Letter of Transmittal”) duly completed and validly executed in accordance with the instructions thereto to the Secretary of MPMAC, shall be entitled to receive certificates representing the number of shares of MPMAC Common Stock into which shares of Radius Common Stock theretofore represented by the certificates so surrendered are exchangeable as provided in Section 2.2(a) hereof. MPMAC shall not be obligated to deliver any such shares of MPMAC Common Stock to which any former holder of shares of Radius Common Stock is entitled until such holder surrenders the certificate or certificates representing such shares. Upon surrender, each certificate evidencing Radius Common Stock shall be cancelled. No certificates or scrip representing fractional shares of MPMAC Common Stock or MPMAC Preferred Stock shall be issued in the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of the Surviving Corporation.  Upon surrender of Radius Common Stock or Radius Preferred Stock, as the case may be, each holder of a fractional MPMAC Common Stock or MPMAC Preferred Stock interest that would have been issued in the Merger but for the foregoing sentence shall be paid by MPMAC an amount in cash equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share MPMAC Common Stock or MPMAC Preferred Stock interests, as applicable, then held by such holder) would otherwise be entitled, by (ii) $8.142. If there is a transfer of Radius Common Stock ownership which is not registered in the transfer records of Radius, a certificate representing the proper number of shares of MPMAC Common Stock may be issued to a person other than the person in whose name the certificate so surrendered is registered if: (x) upon presentation to the Secretary of MPMAC, such certificate shall be properly endorsed or otherwise be in proper form for transfer, (y) the person requesting such payment shall pay any transfer or other Taxes required by reason of the issuance of shares of MPMAC Common Stock to a person other than the registered holder of such certificate or establish to the reasonable satisfaction of MPMAC that such Tax has been paid or is not applicable, and (z) the issuance of such MPMAC Common Stock shall not, in the sole discretion of MPMAC, violate the requirements of the Regulation D “safe harbor” of the Securities Act with respect to the private placement of MPMAC Common Stock that will result from the Merger.

(b)           For each outstanding share of Radius Preferred Stock recorded on the books and records of Radius immediately prior to Effective Time (except Dissenting Shares and shares cancelled or extinguished pursuant to Section 2.2(d)), MPMAC shall record in its books and records, immediately after the Effective Time (or as soon thereafter as reasonably practicable), in the respective name of such holder as set forth in the Radius books and records, the number of shares of MPMAC Preferred Stock into which the shares of Radius Preferred Stock are exchangeable as provided in Section 2.2(b) hereof. Upon surrender of a Letter of Transmittal duly completed and validly executed in accordance with the instructions thereto to the Secretary of MPMAC, holders of Radius Preferred Stock shall be entitled to receive certificates representing the number of shares of MPMAC Preferred Stock into which shares of Radius Preferred Stock are exchangeable as provided in Section 2.2(b) hereof. If there is a transfer of Radius Preferred Stock ownership which is not registered in the transfer records of Radius, the proper number of shares of MPMAC Preferred Stock subject to such transfer may be recorded in the name of a person other than the person in whose name the shares so surrendered are registered if: (x) upon presentation to the Secretary of MPMAC, the transfer of such shares shall be properly endorsed or otherwise be in proper form for transfer, (y) the person requesting such payment shall pay any transfer or other Taxes required by reason of the issuance of shares of MPMAC Preferred Stock to a person other than the registered holder of such shares or establish to the reasonable satisfaction of MPMAC that such Tax has been paid or is not applicable, and (z) the issuance of such MPMAC Preferred Stock shall not, in the sole discretion of MPMAC, violate the requirements of the Regulation D “safe harbor” of the Securities Act with respect to the private placement of MPMAC Preferred Stock that will result from the Merger.

(c)           All shares of MPMAC Common Stock and MPMAC Preferred Stock issued upon the surrender for exchange of Radius Common Stock and Radius Preferred Stock, respectively, in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Radius Common Stock and Radius Preferred Stock, respectively.

(d)           Any shares of MPMAC Common Stock or MPMAC Preferred Stock issued in the Merger will not be transferable except (1) pursuant to an effective registration statement under the Securities Act or (2) upon receipt by MPMAC of a written opinion of counsel for the holder reasonably satisfactory to MPMAC to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and relevant state securities laws. Restrictive legends shall be placed on all certificates representing shares of MPMAC Common Stock and MPMAC Preferred Stock, as applicable, issued in the Merger, substantially as follows:

“NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR

“BLUE SKY” LAWS (SUCH FEDERAL AND STATE LAWS, THE “SECURITIES LAWS”) OR (B) IF THE CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE SECURITIES LAWS.

(e)           In the event any certificate for Radius Common Stock or any certificate or similar instrument evidencing Radius Preferred Stock, Options, Warrants or Convertible Securities shall have been lost, stolen or destroyed, MPMAC shall issue and pay in exchange for such lost, stolen or destroyed certificate, promptly following its receipt of an affidavit of that fact by the holder thereof, such shares of the MPMAC Common Stock or MPMAC Preferred Stock, as applicable, as may be required pursuant to this Agreement; provided, however, that MPMAC, in its discretion and as a condition precedent to the issuance and payment thereof, may require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against MPMAC or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

2.5          Dissenting Shares.  Shares of capital stock of Radius held by stockholders of Radius who have properly exercised and preserved appraisal rights with respect to those shares in accordance with Section 262 of the DGCL (“Dissenting Shares”) shall not be converted into or represent a right to receive shares of MPMAC Common Stock or MPMAC Preferred Stock, as applicable, pursuant to Section 2.2 above, but the holders thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Company in accordance with such laws; provided, however, that if any such holder of Dissenting Shares shall have effectively withdrawn such holder’s demand for appraisal of such shares or lost such holder’s right to appraisal and payment of such shares under Section 262 of the DGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed to have been cancelled, extinguished and exchanged, as of the Effective Time, into and represent the right to receive from MPMAC shares of MPMAC Common Stock or MPMAC Preferred Stock, as applicable, as provided in Section 2.2 above. Any payments in respect of Dissenting Shares will be deemed made by the Surviving Company.

2.6          Directors and Officers of the Surviving Corporation.  From and after the Effective Time, the directors and officers of the Surviving Company shall be the persons who were directors and officers of Radius immediately prior to the Effective Time, respectively. These directors and officers of the Surviving Company shall hold office for the term specified in, and subject to the provisions contained in, the Certificate of Incorporation and Bylaws of the Surviving Company and applicable law. If, at or after the Effective Time, a vacancy shall exist on the board of directors or in any of the offices of the Surviving Company, such vacancy shall be filled in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Company.

2.7          Directors and Officers of MPMAC.  At the Closing, the Board of Directors of MPMAC shall, subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, take the following action, to be effective upon the Effective Time: (i) increase the size of the Board of Directors of MPMAC to seven (7) persons; (ii) elect to the Board of Directors of MPMAC the persons who were directors of Radius immediately prior to the Closing; and (iii) appoint as the officers of MPMAC those who were the officers of Radius immediately prior to the Closing, or, in either case with regard to clauses (ii) and (iii), such other persons designated by Radius. All of the persons serving as directors of MPMAC immediately prior to the Closing and will not continue in such capacity after the Closing shall resign immediately following the election of the new directors, all subject to compliance with Rule 14f-1 promulgated under the Exchange Act. Subject to applicable law, MPMAC shall take all action reasonably requested by Radius, but consistent with the Certificate of Incorporation and Bylaws of MPMAC, that is reasonably necessary to effect any such election or appointment of the designees of Radius to MPMAC’s Board of Directors, including promptly hereafter mailing to MPMAC’s stockholders an information statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. Radius shall supply MPMAC all information with respect to it and its nominees, officers, directors and Affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this Section 2.7 are in addition to and shall not limit any rights which Radius or any of its Affiliates may have as a holder or beneficial owner of shares of capital stock of MPMAC as a matter of law with respect to the election of directors or otherwise. Immediately after the Effective Time, the newly-constituted board of directors of MPMAC will appoint the officers of Radius immediately prior to the Effective Time as the officers of MPMAC. The newly-appointed directors and officers of MPMAC shall hold office for the term specified in, and subject to the provisions contained in, the Certificate of Incorporation and Bylaws of MPMAC and applicable law.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF RADIUS

Radius hereby represents and warrants to MPMAC and Merger Sub as follows:

3.1          Organization and Qualification.  Radius is, and on the Effective Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to carry on its business as now conducted. The copies of the Certificate of Incorporation and Bylaws of Radius that have been made available to MPMAC prior to the date of this Agreement are correct and complete copies of such documents as in effect as of the date hereof, and shall be in effect on the Effective Date. Radius is, and on the Effective Date will be, licensed or qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Radius or the Surviving Company.

3.2          Authority Relative to this Agreement; Non-Contravention.  The execution and delivery of this Agreement by Radius and the consummation by Radius of the transactions contemplated hereby have been duly authorized by the Board of Directors of Radius and, except for approval of the Merger and adoption of this Agreement by the affirmative vote of a majority of votes that holders of the outstanding shares of Radius Common Stock and Radius Preferred Stock, as applicable, are entitled to cast (the “Requisite Radius Stockholder Vote”), which will be obtained prior to Closing, no other corporate proceedings on the part of Radius are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Radius and, assuming it is a valid and binding obligation of MPMAC and Merger Sub, constitutes a valid and binding obligation of Radius enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally. Except for (x) approvals under applicable Blue Sky laws and filing of Form D with the Securities and Exchange Commission, and (y) the filing of the Certificate of Merger with the Secretary of State of Delaware, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Radius for the consummation by Radius of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Radius or the Surviving Company or adversely affect the consummation of the transactions contemplated hereby.

3.3          No Conflicts.  Radius is not subject to, or obligated under, any provision of (a) its Certificate of Incorporation or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on Radius or the Surviving Company.

3.4          Capitalization.

(a)           The authorized, issued and outstanding shares of capital stock of Radius as of the date hereof are correctly set forth in Schedule 3.4(a). The issued and outstanding shares of capital stock of Radius are, and on the Effective Date will be, duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights and, to Radius’s Knowledge, free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance or charge of any kind. Other than as described in Schedule 3.4(a), Radius has no other equity securities or securities containing any equity features authorized, issued or outstanding. Except as set forth in Schedule 3.4(a), there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Radius and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Radius any shares of capital stock or other securities of Radius of any kind, and there will not be any such agreements prior to or on the Effective Date. There are, and on the Effective Date there will be, no agreements or other obligations (contingent or otherwise) which may require Radius to repurchase or otherwise acquire any shares of its capital stock.

(b)           Schedule 3.4(b) contains a list of the names of the owners of record as of the date of this Agreement of all issued and outstanding shares of Radius Common Stock and Radius Preferred Stock and the number of shares of Radius Common Stock and Radius Preferred Stock, respectively, each of them holds and the names of all holders of options, warrants, convertible securities, exchangeable securities and other rights entitling the holder thereof to purchase equity of Radius and the number of shares of Radius Common Stock, Radius Preferred Stock or other equity security underlying each such option, warrant, convertible security, exchangeable security and other right.

(c)           Radius does not own, and is not party to any contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other Person. Except as contemplated by this Agreement, Radius is not a party to, and, to Radius’s Knowledge, there do not exist, except as set forth in the Stockholders Agreement, any voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of Radius.

3.5          Litigation.  There are no actions, suits, proceedings, orders or investigations pending or, to the Knowledge of Radius, threatened against Radius or its officers, directors, employees or Affiliates, or the nominees for officer or director of MPMAC after the Effective Time, individually or in the aggregate, at law or in equity, or before or by any federal, state or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the Knowledge of Radius, there is no reasonable basis for any proceeding, claim, action or governmental investigation directly or indirectly involving Radius or its officers, directors, employees or affiliates, individually or in the aggregate. Radius is not a party to any order, judgment or decree issued by any federal, state or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign.

3.6          No Brokers or Finders.  Neither Radius nor any of its officers, directors, employees or Affiliates has employed any broker, finder, investment banker or investment advisor or Person performing similar function, or incurred any liability, for brokerage commissions, finders’ fees, investment advisory fees or similar compensation, in connection with the transactions contemplated by this Agreement.

3.7          Subsidiaries.  Radius does not have, and on the Effective Date will not have, any subsidiaries, nor does it have any direct or indirect interest in any other business entity.

3.8          Tax Matters.

(a)           (i) Except as set forth in Schedule 3.8, Radius has timely filed or sent (or has had timely filed or sent on its behalf) all returns, declarations, reports, estimates, information returns, and statements, including any schedules and amendments to such documents (“Radius Returns”), required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it by any applicable Taxing authority; (ii) all such Radius Returns are complete and accurate in all material respects; (iii) Radius has timely paid (or has had timely paid on its behalf) all Taxes required to have been paid by it; (iv) Radius has established on the Radius Latest Balance Sheet, in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet paid; and (v) Radius has complied with all applicable laws, rules, and regulations relating to the collection or withholding of Taxes from third parties (including without limitation employees) and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws).

(b)           To Radius’s Knowledge, there are no liens for Taxes upon any assets of Radius, except liens for Taxes not yet due.

(c)           No deficiency for any Taxes has been asserted, assessed or, to Radius’s Knowledge, proposed against Radius that has not been finally resolved or that is not being contested in good faith. Except as disclosed in Schedule 3.8, no waiver, extension or comparable consent given by Radius regarding the application of the statute of limitations with respect to any Taxes or Radius Returns is outstanding, nor is any request for any such waiver or consent pending. Except as disclosed in Schedule 3.8, there is no pending Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Radius Returns nor has there been any notice to Radius by any Taxing authority regarding any such Tax audit or other proceeding, or, to the Knowledge of Radius, is any such Tax audit or other proceeding threatened with regard to any Taxes or Radius Returns.

(d)           Except as set forth in Schedule 3.8, Radius has not requested any extension of time within which to file any Radius Return, which return has not since been filed.

3.9          Contracts and Commitments.

(a)           Schedule 3.9 hereto lists the following agreements, whether oral or written, to which Radius is a party, which are currently in effect, and which relate to the operation of Radius’s business: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan; (iii) stock purchase or stock option plan; (iv) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or relating to severance pay for any such person; (v) contract, agreement or understanding relating to the voting of Radius Common Stock or Radius Preferred Stock, or the election of directors of Radius; (vi) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of Radius; (vii) guaranty of any obligation for borrowed money or otherwise; (viii) lease or agreement under which Radius is lessee of, or holds or operates any property, real or personal, owned by any other party, for which the annual rental exceeds $10,000; (ix) lease or agreement under which Radius is lessor of, or permits any third party to hold or operate, any property, real or personal, for which the annual rental exceeds $10,000; (x) contract which prohibits Radius from freely engaging in business anywhere in the world; (xi) license agreement or agreement providing for the payment or receipt of royalties or other compensation by Radius in connection with the intellectual property rights listed in Schedule 3.22(b) hereto; (xii) contract or commitment for capital expenditures in excess of

$10,000; (xiii) agreement for the sale of any capital asset; (xiv) contracts, understandings, arrangements or commitments with respect to the acquisition and/or use by Radius of Intellectual Property of others or by others of Intellectual Property of Radius; or (xv) other agreement which is either material to Radius’s business or was not entered into in the ordinary course of business.

(b)           To Radius’s Knowledge, Radius has performed all material obligations required to be performed by it in connection with the contracts, understandings, arrangements or commitments required to be disclosed in Schedule 3.9 hereto and is not in receipt of any claim of default under any contract, understanding, arrangement or commitment required to be disclosed in Schedule 3.9 hereto; Radius has no present expectation or intention of not fully performing any material obligation pursuant to any contract, understanding, arrangement or commitment required to be disclosed in Schedule 3.9 hereto; and Radius has no Knowledge of any breach or anticipated breach by any other party to any contract, understanding, arrangement or commitment required to be disclosed in Schedule 3.9 hereto.

3.10        Affiliate Transactions.  Except as set forth in Schedule 3.10 hereto, and other than pursuant to this Agreement, no officer, director or employee of Radius, or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange, the Nasdaq Global or Capital Markets or in an over-the-counter market and less than five percent of the stock of which is beneficially owned by any of such persons) (collectively “Radius Insiders”), has any agreement with Radius (other than normal employment arrangements set forth in Schedule 3.9) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Radius (other than ownership of capital stock of Radius). Except as set forth in Schedule 3.10, Radius is not indebted to any Radius Insider (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary business expenses) and no Radius Insider is indebted to Radius (except for cash advances for ordinary business expenses). None of the Radius Insiders has any direct or indirect interest in any competitor, supplier or customer of Radius or in any person, firm or entity from whom or to whom Radius leases any property, or in any other person, firm or entity with whom Radius transacts business of any nature. For purposes of this Section 3.10, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children and siblings of such officer, director or employee.

3.11        Compliance with Laws; Permits.

(a)           Except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on Radius or the Surviving Company, Radius and its officers, directors, agents and employees have complied with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers’ compensation, unemployment and building and zoning codes, and no claims have been filed against Radius, and Radius has not received any notice, alleging a violation of any such laws, regulations or other requirements. Radius is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to MPMAC after it acquires Radius’s properties, assets and business.

(b)           Radius has obtained all licenses, permits and certificates, from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety), that are necessary to the conduct of its operations and business, except where the failure to have any such license, permit or certificate would not reasonably be expected to have a Material Adverse Effect on Radius or the Surviving Company.

3.12        Financial Statements.  Radius has made available to MPMAC audited balance sheets of Radius as of December 31, 2008 and 2009 and an unaudited balance sheet as of December 31, 2010, and the related statements of income, changes in stockholders’ equity, and cash flows of Radius for the years then ended and from the inception of Radius to such date (the “Radius Financial Statements”) and its unaudited balance sheet as of February 28, 2011 and the related unaudited statements of income, change in stockholders’ equity and cash flows of Radius for the two-month period then ended (the “Radius Interim Statements”). The Radius Financial Statements were prepared in accordance with GAAP consistently applied with past practice (except in each case as described in the notes thereto) and on that basis present fairly, in all material respects, the financial position and the results of operations, changes in stockholders’ equity, and cash flows of Radius as of the dates of and for the periods referred to in the Radius Financial Statements and the Radius Interim Statements, respectively.

3.13        Books and Records.  The books of account, minute books, stock record books, and other records of Radius, complete copies of which have been made available to MPMAC, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Radius or the Surviving Company. At the Closing, all of Radius’s records will be in the possession of Radius.

3.14        Real Property.  Radius does not own any real property. Schedule 3.14 contains an accurate list of all leaseholds and other interests of Radius in any real property. Radius has good and valid title to those leaseholds and other interests free and clear of all liens and encumbrances, and the real property to which those leasehold and other interests pertain constitutes the only real property used in Radius’s business.

3.15        Insurance.  The insurance policies owned and maintained by Radius that are material to Radius are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that Radius is not currently required, but may in the future be required, to pay with respect to any period ending prior to the date of this Agreement), and Radius has received no notice of cancellation or termination with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation.

3.16        No Undisclosed Liabilities.  Except as reflected in the unaudited balance sheet of Radius at February 28, 2011 (the “Radius Latest Balance Sheet”), Radius has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise except (i) liabilities which have arisen after the date of the Radius Latest Balance Sheet in the ordinary course of business (none of which is a material uninsured liability), or (ii) liabilities under this Agreement.

3.17        Environmental Matters.  None of the operations of Radius involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state, local or foreign equivalent.

3.18        Absence of Certain Developments.  Except as disclosed on Schedule 3.18 or in the Radius Financial Statements or as otherwise contemplated by this Agreement, since the date of the Radius Latest Balance Sheet, Radius has conducted its business only in the ordinary course consistent with past practice and there has not occurred or been entered into, as the case may be: (i) any event having a Material Adverse Effect on Radius or the Surviving Company, (ii) any event that could reasonably be expected to prevent or materially delay the performance of Radius’s obligations pursuant to this Agreement, (iii) any material change by Radius in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital stock of Radius or any redemption, purchase or other acquisition of any of Radius’s securities, (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan of Radius, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of Radius, (vi) other than issuances of options pursuant to duly adopted option plans, any issuance, grants or sale of any stock, options, warrants, notes, bonds or other securities, or entry into any agreement with respect thereto by Radius, (vii) any amendment to the Certificate of Incorporation or Bylaws of Radius, (viii) other than in the ordinary course of business consistent with past practice, any (w) capital expenditures by Radius, (x) purchase, sale, assignment or transfer of any material assets by Radius, (y) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible of Radius, except for liens for Taxes not yet due and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Material Adverse Effect on Radius or the Surviving Company, or (z) cancellation, compromise, release or waiver by Radius of any rights of material value or any material debts or claims, (ix) any incurrence by Radius of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Radius, (xi) entry into any agreement, contract, lease or license other than in the ordinary course of business consistent with past practice, (xii) any acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which Radius is a party or by which it is bound, (xiii) entry by Radius into any loan or other transaction with any officers, directors or employees of Radius, (xiv) any charitable or other capital contribution by Radius or pledge therefore, (xv) entry by Radius into any transaction of a material nature other than in the ordinary course of business consistent with past practice, or (xvi) any negotiation or agreement by the Radius to do any of the things described in the preceding clauses (i) through (xv).

3.19        Employee Benefit Plans.

(a)           Schedule 3.19(a) lists all (i) “employee benefit plans,” within the meaning of Section 3(3) of ERISA, of Radius, (ii) bonus, stock option, stock purchase, stock appreciation right, incentive, deferred compensation, supplemental retirement, severance, and fringe benefit plans, programs, policies or arrangements, and (iii) employment or consulting agreements, for the benefit of, or relating to, any current or former employee (or any beneficiary thereof) of Radius, in the case of a plan described in (i) or (ii) above, that is currently maintained by Radius or with respect to which Radius has an obligation to contribute, and in the case of an agreement described in (iii) above, that is currently in effect (the “Radius Plans”). Radius has heretofore made available to MPMAC true and complete copies of the Radius Plans and any amendments thereto, any related trust, insurance contract, summary plan description, and, to the extent required under ERISA or the Code, the most recent annual report on Form 5500 and summaries of material modifications.

(b)           No Radius Plan is (1) a “multiemployer plan” within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, (2) a “multiple employer plan” within the meaning of Section 3(40) of ERISA or Section 413(c) of the Code, or (3) is subject to Title IV of ERISA or Section 412 of the Code.

(c)           There is no proceeding pending or, to Radius’s Knowledge, threatened against the assets of any Radius Plan or, with respect to any Radius Plan, against Radius other than proceedings that would not reasonably be expected to result in a material liability, and to Radius’s Knowledge there is no proceeding pending or threatened in writing against any fiduciary of any Radius Plan other than proceedings that would not reasonably be expected to result in a material liability.

(d)           Each of the Radius Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code.

(e)           Each of the Radius Plans that is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination, notification, or opinion letter from the IRS.

(f)            Except as set forth in Schedule 3.19(f), no director, officer, or employee of Radius will become entitled to retirement, severance or similar benefits or to enhanced or accelerated benefits (including any acceleration of vesting or lapsing of restrictions with respect to equity-based awards) under any Radius Plan solely as a result of consummation of the transactions contemplated by this Agreement. No director of officer or control person of MPMAC prior to the Effective Time has or shall have any liability, cost or expense (including reasonable attorneys fees and expenses) relating to any aspect of the Radius Plans. Such individuals and entities shall be able to rely on the representation and warranty in the foregoing sentence as a third party beneficiary hereof.

3.20        Employees.

(a)           Schedule 3.20 lists the following information for each employee and each director of Radius as of the date of this Agreement, including each employee on leave of absence or layoff status: (i) name; (ii) job title; (iii) current annual base salary or annualized wages; and (iv) cash bonus compensation earned during 2009 and 2010.

(b)           Except as otherwise set forth in Schedule 3.20, or as contemplated by this Agreement, to the Knowledge of Radius, (i) neither any executive employee of Radius nor any group of Radius’s employees has any plans to terminate his, her or its employment; (ii) Radius has no material labor relations problem pending and its labor relations are satisfactory; (iii) there are no workers’ compensation claims pending against Radius nor is Radius aware of any facts that would give rise to such a claim; (iv) to the Knowledge of Radius, no employee of Radius is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Radius; (v) no employee or former employee of Radius has any claim with respect to any intellectual property rights of Radius set forth in Schedule 3.22(b) hereto; and (vi) there is no reasonable basis for any of the events described in the preceding clauses (i) - (v).

3.21        Proprietary Information and Inventions.  Each current Radius employee, consultant, and advisory board member is party to either a non-disclosure agreement in the form attached as Schedule 3.21 or other agreement relating to employment with Radius and containing comparable non-disclosure provisions. To Radius’s Knowledge, no current or former Radius employee, consultant or advisory board member who is party to a non-disclosure agreement has breached that non-disclosure agreement. To Radius’s Knowledge, no current Radius employee, consultant or advisory board member who is party to an alternative employment agreement with Radius has breached the non-disclosure provisions of that agreement.

3.22        Intellectual Property.

(a)           Except as set forth in Schedule 3.22(a), to its Knowledge, Radius owns or has valid and enforceable licenses to use all of the following used in or necessary to conduct its business as currently conducted (collectively, the “Radius Intellectual Property”):

(i)            patents, including any registrations, continuations, continuations in part, renewals, and any applications for any of the foregoing (collectively, “Patents”);

(ii)           registered and unregistered copyrights and copyright applications (collectively, “Copyrights”);

(iii)          registered and unregistered trademarks, service marks, trade names, slogans, logos, designs and general intangibles of the like nature, together with all registrations and applications therefor (collectively, “Trademarks”);

(iv)          trade secrets, confidential or proprietary technical information, know-how, designs, processes, research in progress, inventions and invention disclosures (whether patentable or unpatentable) (collectively, “Know-How”);

(v)           software (together with Patents, Copyrights, Trademarks, and Know-How, “Intellectual Property”).

(b)           Set forth in Schedule 3.22(b) is a complete and accurate list of all Patents, Trademarks, registered or material Copyrights and software owned by or licensed by or to, Radius. Schedule 3.22(b), including a complete and accurate list of all Persons from which or to which Radius licenses any material Intellectual Property.

(c)           To its Knowledge, Radius has exclusive rights to the Radius Intellectual Property (with the exception of any such rights retained by governmental organizations and licensors), free and clear of all liens and encumbrances and free of all licenses except those set forth in Schedule 3.22(c) and licenses relating to off-the-shelf software having a per-application acquisition price of less than $5,000. No Copyright registration, Trademark registration, or Patent set forth in Schedule 3.22(b) has lapsed, expired or been abandoned or cancelled, or is subject to any pending or, to Radius’s Knowledge, threatened opposition or cancellation proceeding in any country.

(d)           Except as set forth in Schedule 3.22(d), to Radius’s Knowledge (1) neither the conduct of Radius’s business nor the manufacture, marketing, licensing, sale, distribution or use of its products or services infringes upon the proprietary rights of any Person, and (2) there are no infringements of the Radius Intellectual Property by any Person. Except as set forth in Schedule 3.22(a) and Schedule 3.22(c), there are no claims pending or, to Radius’s Knowledge, threatened (1) alleging that Radius’s business as currently conducted infringes upon or constitutes an unauthorized use or violation of the proprietary rights of any Person, or (2) alleging that the Radius Intellectual Property is being infringed by any Person, or (3) challenging the ownership, validity or enforceability of the Radius Intellectual Property.

(e)           Radius has not entered into any consent agreement, indemnification agreement, forbearance to sue, settlement agreement or cross-licensing arrangement with any Person relating to the Radius Intellectual Property other than as part of the license agreements listed in Schedule 3.22(b) or set forth in Schedule 3.22(c).

(f)            Except as set forth in Schedule 3.22(f), Radius is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other contract relating to the Radius Intellectual Property that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Radius or the Surviving Company.

3.23        Tax-Free Reorganization.  Neither Radius nor, to Radius’s Knowledge, any of its Affiliates has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

3.24        Vote Required.  The Requisite Radius Stockholder Vote is the only vote of the holders of any class or series of Radius capital stock necessary to approve the Merger.

3.25        Full Disclosure.  The representations and warranties of Radius contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which Radius has Knowledge that has not been disclosed to MPMAC pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a Material Adverse Effect on Radius or the Surviving Company or materially adversely affect the ability of Radius to consummate in a timely manner the transactions contemplated hereby.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF MPMAC AND MERGER SUB

MPMAC and Merger Sub hereby represent and warrant to Radius as follows:

4.1          Organization and Qualification.  MPMAC and Merger Sub each are, and on the Effective Date will be, corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and each has, and on the Effective Date will have, the requisite corporate power to carry on their respective businesses as now conducted. The copies of the Certificate of Incorporation and Bylaws of MPMAC and Merger Sub that have been made available to Radius on or prior to the date of this Agreement are correct and complete copies of such documents as in effect as of the date hereof, and shall be in effect on the Effective Date. MPMAC and Merger Sub are, and on the Effective Date each will be, licensed or qualified to do business in every jurisdiction which the nature of their respective businesses or their respective ownership of properties require each to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on MPMAC or Merger Sub, respectively.

4.2          Authority Relative to this Agreement; Non-Contravention.  Each of MPMAC and Merger Sub has the requisite corporate power and authority to enter into this Agreement, and to carry out its obligations hereunder. The execution and delivery of this Agreement by MPMAC and Merger Sub, and the consummation by MPMAC and Merger Sub of the transactions contemplated hereby have been duly authorized by the Boards of Directors of MPMAC and Merger Sub. Subject only to the adoption of this Agreement by MPMAC as the sole stockholder of Merger Sub, with respect to which MPMAC will take appropriate action promptly following the date hereof, no further corporate proceedings on the part of MPMAC or Merger Sub are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby or will otherwise be sought by MPMAC. This Agreement has been duly executed and delivered by MPMAC and Merger Sub and, assuming it is a valid and binding obligation of Radius, constitutes a valid and binding obligation of MPMAC and Merger Sub enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally. Except for (x) approvals under applicable Blue Sky laws and the filing of Form D with the Securities and Exchange Commission and (y) the filing of the Certificate of Merger with the Delaware Secretary of State, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of MPMAC or Merger Sub for the consummation by MPMAC or Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on MPMAC or Merger Sub, or adversely affect the consummation of the transactions contemplated hereby.

4.3          No Conflicts.  Neither MPMAC nor Merger Sub is subject to, or obligated under, any provision of (a) their respective Certificates of Incorporation or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit, nor (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of their respective assets would be created, by the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on MPMAC or Merger Sub.

4.4          Capitalization.

(a)           As of the date hereof, MPMAC is, and on the Effective Date will be, authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, of which 5,000,000 shares of common stock and no shares of preferred stock are currently issued and outstanding. The issued and outstanding shares of capital stock of MPMAC are, and on the Effective Date will be, duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights and, to MPMAC’s Knowledge, free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance or charge of any kind. MPMAC has, and on the Effective Date will have, no other equity securities or securities containing any equity features authorized, issued or outstanding. There are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by MPMAC and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from MPMAC any shares of capital stock or other securities of MPMAC of any kind, and there will not be any such agreements prior to or on the Effective Date.  Immediately prior to the execution of this Agreement, MPMAC and each person holding shares of MPMAC Common Stock on the date hereof (the “MPMAC Stockholders”) have entered into an agreement in the form attached hereto as Exhibit D (the “Redemption Agreement”) pursuant to which MPMAC will redeem all shares of MPMAC Common Stock held by the MPMAC Stockholders in exchange for aggregate consideration of $50,000.  The redemption of such shares shall become effective concurrently with the Effective Time.  Other than the shares of MPMAC Common Stock and MPMAC Preferred Stock comprising the Merger Consideration, upon the consummation of such redemption, there will be no other shares of MPMAC Common Stock or MPMAC Preferred Stock outstanding.  There are, and on the Effective Date there will be, no agreements or other obligations (contingent or otherwise) which may require MPMAC to repurchase or otherwise acquire any shares of its capital stock other than the Redemption Agreement.

(b)           MPMAC is not a party to, and, to MPMAC’s Knowledge, there do not exist, any voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of MPMAC.

(c)           The authorized capital of Merger Sub consists of 1,000 shares of common stock, par value $0.0001 per share, all of which are, and on the Effective Date will be, issued and outstanding and held of record by MPMAC. The issued and outstanding shares of capital stock of Merger Sub are, and on the Effective Date will be, duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights, and, to MPMAC’s Knowledge, free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance or charge of any kind. There are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Merger Sub any shares of capital stock or other securities of Merger Sub of any kind, and there will not be any such agreements prior to or on the Effective Date. There are, and on the Effective Date there will be, no agreements or other obligations (contingent or otherwise) which may require Merger Sub to repurchase or otherwise acquire any shares of its capital stock.

4.5          Exchange Act Reports; Financial Statements.

(a)           Since the filing of MPMAC’s Registration Statement on Form 10 on April 16, 2008 (the “MPMAC Form 10”), MPMAC has timely filed all reports, forms and documents that it was required to file with the SEC pursuant to Section 13(a), 14(a), 14(c) and 15(d) of the Exchange Act (together with the MPMAC Form 10, the “MPMAC Previous Filings”).  MPMAC shall notify Radius promptly of the filing of any additional forms, reports or documents with the SEC by MPMAC after the date hereof and prior to the Effective Time (together with the MPMAC Previous Filings, the “MPMAC SEC Filings”). As of their respective filing dates, each of the MPMAC SEC Filings (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the Exchange Act and the applicable rules and regulations of the SEC promulgated thereunder.

(b)           The financial statements (including footnotes thereto) included in or incorporated by reference into the MPMAC SEC Filings (the “MPMAC Financial Statements”) were complete and correct in all material respects as of their respective filing dates, complied as to form in all material respects with the Exchange Act and the applicable accounting requirements, rules and regulations of the SEC promulgated thereunder as of their respective dates and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein). The MPMAC Financial Statements fairly present the financial condition of MPMAC as of the dates thereof and results of operations for the periods referred to therein (subject, in the case of unaudited MPMAC Financial Statements, to normal recurring year-end adjustments).  There has been no change in MPMAC accounting policies except as described in the notes to the MPMAC Financial Statements.

4.6          Litigation.  There are no actions, suits, proceedings, orders or investigations pending or, to the Knowledge of MPMAC, threatened against MPMAC, Merger Sub, or MPMAC’s officers, directors or employees, individually or in the aggregate, at law or in equity, or before or by any federal, state or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the Knowledge of MPMAC, there is no reasonable basis for any proceeding, claim, action or governmental investigation directly or indirectly involving MPMAC, Merger Sub, or MPMAC’s officers, directors, or employees, individually or in the aggregate. Neither MPMAC nor Merger Sub are a party to any order, judgment or decree issued by any federal, state or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign.

4.7          Subsidiaries.  Merger Sub is MPMAC’s only subsidiary, direct or indirect. MPMAC owns all of the outstanding shares of capital stock of Merger Sub and all such shares are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights or encumbrances.

4.8          No Brokers or Finders.  None of MPMAC or any of its officers, directors, employees or Affiliates has employed any broker, finder, investment banker or investment advisor or Person performing a similar function, or incurred any liability for brokerage commissions, finders’ fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement.

4.9          Tax Matters.

(a)           (i) MPMAC has timely filed or sent (or has had timely filed or sent on its behalf) all returns, declarations, reports, estimates, information returns, and statements, including any schedules and amendments to such documents (“MPMAC Returns”), required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it by any applicable Taxing authority; (ii) all such MPMAC Returns are complete and accurate in all material respects; (iii) MPMAC has timely paid (or has had timely paid on its behalf) all Taxes required to have been paid by it; (iv) MPMAC has established on the MPMAC Latest Balance Sheet, in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet paid; (v) MPMAC has complied with all applicable laws, rules, and regulations relating to the collection or withholding of Taxes from third parties (including without limitation employees) and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws).

(b)           To MPMAC’s Knowledge, there are no liens for Taxes upon any assets of MPMAC, except liens for Taxes not yet due.

(c)           No deficiency for any Taxes has been asserted, assessed or, to MPMAC’s Knowledge, proposed against MPMAC that has not been finally resolved or that is not being contested in good faith. No waiver, extension or comparable consent given by MPMAC regarding the application of the statute of limitations with respect to any Taxes or MPMAC Returns is outstanding, nor is any request for any such waiver or consent pending. There has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or MPMAC Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to MPMAC by any Taxing authority regarding any such Tax audit or other proceeding, or, to the Knowledge of MPMAC, is any such Tax audit or other proceeding threatened with regard to any Taxes or MPMAC Returns. MPMAC does not expect the assessment of any additional Taxes of MPMAC for any period prior to the date hereof and has no Knowledge of any unresolved questions, claims or disputes concerning the liability for Taxes of MPMAC which would exceed the estimated reserves established on its books and records.

(d)           MPMAC is not a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by MPMAC not to be deductible (in whole or in part) under Section 280G of the Code. MPMAC is not liable for Taxes of any other Person, and is not currently under any contractual obligation to indemnify any Person with respect to Taxes, or a party to any Tax sharing agreement or any other agreement providing for payments by MPMAC with respect to Taxes. MPMAC is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for federal income Tax purposes. MPMAC has not agreed and is not required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in Taxable income. MPMAC will not be required to include any item of income in Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of any (i) prepaid amount received on or prior to the Closing Date, or (ii) “closing agreement” described in Section 7121 of the Code (or any similar or corresponding provision of any other Tax law). MPMAC has no property, sales or payroll in any state creating a Tax nexus. No claim has ever been made by a Taxing authority in a jurisdiction where MPMAC does not currently file MPMAC Returns that MPMAC is or may be subject to Tax imposed by that jurisdiction. There are no advance rulings in respect of any Tax pending or issued by any Taxing authority with respect to any Taxes of MPMAC. MPMAC has not entered into any gain recognition agreements under Section 367 of the Code and the regulations promulgated thereunder. MPMAC is not liable with respect to any indebtedness the interest of which is not deductible for applicable federal, foreign, state or local income Tax purposes.

(e)           MPMAC has been neither a “distributing corporation” nor a “controlled corporation” (within the meaning of Section 355 of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

(f)            MPMAC has not requested any extension of time within which to file any MPMAC Return, which return has not since been filed.

4.10        Contracts and Commitments.  Except as contemplated herein, MPMAC is not a party to any contract, agreement, arrangement or other understanding, whether written or oral, which are currently in effect, and which relate to MPMAC or its business.

4.11        Affiliate Transactions.  No officer, director or employee of MPMAC, or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange, the Nasdaq Stock Market, or in an over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively “MPMAC Insiders”), has any agreement with MPMAC or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of MPMAC. MPMAC is not indebted to any MPMAC Insider (except for reimbursement of ordinary business expenses) and no MPMAC Insider is indebted to MPMAC (except for cash advances for ordinary business expenses). No MPMAC Insider has any direct or indirect interest in any competitor, supplier or customer of MPMAC or in any person, firm or entity from whom or to whom MPMAC leases any property, or in any other person, firm or entity with whom MPMAC transacts business of any nature. For purposes of this Section 4.11, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children or siblings of such officer, director or employee. Affiliates of MPMAC are stockholders of Radius as indicated in Schedule 3.4(b).

4.12        Compliance with Laws; Permits.

(a)           Except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on MPMAC, MPMAC and its officers, directors, agents and employees have complied with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers’ compensation, unemployment and building and zoning codes, and no claims have been filed against MPMAC, and MPMAC has not received any notice, alleging a violation of any such laws, regulations or other requirements. MPMAC is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to Radius after it acquires MPMAC’s properties, assets and business.

(b)           MPMAC has no licenses, permits and certificates from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety), and none are necessary and material to its operations and business.

4.13        Validity of the MPMAC Capital Stock.  The shares of MPMAC Common Stock and MPMAC Preferred Stock to be issued to holders of Radius Common Stock or Radius Preferred Stock, respectively, pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and encumbrances.

4.14        Books and Records.  The books of account, minute books, stock record books, and other records of MPMAC, complete copies of which have been made available to Radius, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on MPMAC. At the Closing, all of MPMAC’s records will be in the possession of MPMAC.

4.15        Real Property.  MPMAC does not own or lease any real property.

4.16        Insurance.  MPMAC does not own or maintain any insurance policies.

4.17        No Undisclosed Liabilities.  Except as reflected in the unaudited consolidated balance sheet of MPMAC at [December 31, 2010] included in MPMAC’s Annual Report on Form 10-K for the year ended as on such date (the “MPMAC Latest Balance Sheet”), MPMAC has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) except liabilities which have arisen after the date of the MPMAC Latest Balance Sheet in the ordinary course of business (none of which is a material uninsured liability) and except for no more than $10,000 of MPMAC Professional Fees.

4.18        Environmental Matters.  None of the operations of MPMAC involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state, local or foreign equivalent.

4.19        Absence of Certain Developments.  Except as disclosed in the MPMAC SEC Filings or as otherwise contemplated by this Agreement, since the date of the MPMAC Latest Balance Sheet, MPMAC has conducted its business only in the ordinary course consistent with past practice and there has not occurred or been entered into, as the case may be: (i) any event having a Material Adverse Effect on MPMAC, (ii) any event that would reasonably be expected to prevent or materially delay the performance of MPMAC’s obligations pursuant to this Agreement, (iii) any material change by MPMAC in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital stock of MPMAC or any redemption, purchase or other acquisition of any of MPMAC’s securities, (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan of MPMAC, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of MPMAC, (vi) any issuance, grants or sale of any stock, options, warrants, notes, bonds or other securities, or entry into any agreement with respect thereto by MPMAC, (vii) any amendment to the Certificate of Incorporation or Bylaws of MPMAC, (viii) other than in the ordinary course of business consistent with past practice, any (w) capital expenditures by MPMAC, (x) purchase, sale, assignment or transfer of any material assets by MPMAC, (y) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible of MPMAC, except for liens for Taxes not yet due and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Material Adverse Effect on MPMAC, or (z) cancellation, compromise, release or waiver by MPMAC of any rights of material value or any material debts or claims, (ix) any incurrence by MPMAC of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of MPMAC, (xi) entry by MPMAC into any agreement, contract, lease or license other than in the ordinary course of business consistent with past practice, (xii) any acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which MPMAC is a party or by which any of them is bound, (xiii) entry by MPMAC into any loan or other transaction with any officers, directors or employees of MPMAC, (xiv) any charitable or other capital contribution by MPMAC or pledge therefore, (xv) entry by MPMAC into any transaction of a material nature other than in the ordinary course of business consistent with past practice, or (xvi) any negotiation or agreement by MPMAC to do any of the things described in the preceding clauses (i) through (xv).

4.20        Employee Benefit Plans.

(a)           MPMAC does not have any (i) “employee benefit plans,” within the meaning of Section 3(3) of ERISA, (ii) bonus, stock option, stock purchase, stock appreciation right, incentive, deferred compensation, supplemental retirement, severance, and fringe benefit plans, programs, policies or arrangements, or (iii) employment or consulting agreements, for the benefit of, or relating to, any current or former employee (or any beneficiary thereof) of MPMAC, in the case of a plan described in (i) or (ii) above, that is currently maintained by MPMAC or with respect to which MPMAC has an obligation to contribute, and in the case of an agreement described in (iii) above, that is currently in effect.

(b)           No director, officer, or employee of MPMAC will become entitled to retirement, severance or similar benefits or to enhanced or accelerated benefits (including any acceleration of vesting or lapsing of restrictions with respect to equity-based awards) solely as a result of consummation of the transactions contemplated by this Agreement.

4.21        Employees.  Except as disclosed in the MPMAC SEC Filings, MPMAC has no employees.

4.22        Proprietary Information and Inventions.  No current MPMAC employee, consultant, and advisory board member is party to either a non-disclosure agreement or an alternative employment agreement with MPMAC containing comparable non-disclosure provisions.

4.23        Intellectual Property.

(a)           MPMAC does not own or license the right to use any (i) Patents, (ii) Copyrights, (iii) Trademarks, (iv) Know-How, or (v) software (collectively, the “MPMAC Intellectual Property”).

(b)           To MPMAC’s Knowledge, MPMAC is not infringing upon the proprietary rights of any Person. There are no claims pending or, to MPMAC’s Knowledge,

threatened alleging that MPMAC is currently infringing upon or using in an unauthorized manner or violating the proprietary rights of any Person.

(c)           MPMAC is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other Contract relating to Intellectual Property that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on MPMAC.

4.24        Tax Free Reorganization.  Neither MPMAC nor, to MPMAC’s Knowledge, any of its Affiliates has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

4.25        Full Disclosure.  The representations and warranties of MPMAC and Merger Sub contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which MPMAC or Merger Sub has Knowledge that has not been disclosed to Radius pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a Material Adverse Effect on MPMAC or Merger Sub, or materially adversely affect the ability of MPMAC or Merger Sub to consummate in a timely manner the transactions contemplated hereby.

ARTICLE V
CONDUCT OF BUSINESS PENDING THE MERGER

5.1          Conduct of Business by MPMAC and Merger Sub.  From the date of this Agreement to the Effective Date, unless Radius shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to this Section 5.1, neither MPMAC nor Merger Sub shall, directly or indirectly, (a) amend its Certificate of Incorporation or Bylaws, (b) split, combine or reclassify any outstanding shares of capital stock of MPMAC, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of MPMAC, (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of MPMAC’s entry into this Agreement for which consents, waivers or modifications are required to be obtained, (e) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and MPMAC’s past custom and practice, (f) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, except in connection with the exercise or conversion of MPMAC securities outstanding on the date of this Agreement or payment of stock dividends, (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof or (h) make or change any material Tax elections, settle or compromise any material Tax liability or file any amended MPMAC Returns.

5.2          Conduct of Business by Radius.  From the date of this Agreement to the Effective Date, unless MPMAC shall otherwise agree in writing or except as set forth in Schedule 5.2 or otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to this Section 5.2, Radius shall not, directly or indirectly, (a) amend its Certificate of Incorporation or Bylaws, (b) split, combine or reclassify any outstanding shares of capital stock of Radius, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of Radius, (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of Radius’s entry into this Agreement for which consents, waivers or modifications are required to be obtained, (e) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and Radius’s past custom and practice, (f) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, except in connection with exercise or conversion of Radius options or warrants outstanding on the date of this Agreement or the issuance of options authorized under the Stock Option Plan on the date of this Agreement, (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof or (h) make or change any material Tax elections, settle or compromise any material Tax liability or file any amended Radius Return.

ARTICLE VI
ADDITIONAL COVENANTS AND AGREEMENTS

6.1          Governmental Filings.  Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. Each party will use all reasonable efforts and will cooperate with the other party in the preparation and filing, as soon as practicable, of all filings, applications or other documents required under applicable laws, including, but not limited to, the Exchange Act, to consummate the transactions contemplated by this Agreement. Prior to submitting each filing, application, registration statement or other document with the applicable regulatory authority, each party will, to the extent practicable, provide the other party with an opportunity to review and comment on each such application, registration statement or other document to the extent permitted by applicable law. Each party will use all reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents at the earliest practicable time, including participating in any required hearings or proceedings.

6.2          Expenses.  Except as otherwise provided in this Agreement, all reasonable and documented costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Radius.

6.3          Due Diligence; Access to Information; Confidentiality.

(a)           Between the date hereof and the Closing Date, Radius and MPMAC shall afford to the other party and their authorized representatives the opportunity to conduct and complete a due diligence investigation of the other party as described herein. In light of the foregoing, each party shall permit the other party full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to the other party and its officers, employees, attorneys, accountants and other representatives (hereinafter collectively referred to as “Representatives”), all books, papers, and records relating to the assets, stock, properties, operations, obligations and liabilities of such party and its subsidiaries, including, without limitation, all books of account (including, without limitation, the general ledger), Tax records, minute books of directors’ and stockholders’ meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants’ work papers, litigation files (including, without limitation, legal research memoranda), attorney’s audit response letters, documents relating to assets and title thereto (including, without limitation, abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), plans affecting employees, securities transfer records and stockholder lists, and any books, papers and records (collectively referred to herein as “Evaluation Material”) relating to other assets or business activities in which such party may have a reasonable interest, and otherwise provide such assistance as is reasonably requested in order that each party may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the other party; provided, however, that the foregoing rights granted to each party shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of the respective party set forth herein. In addition, each party and its Representatives shall cooperate fully (including providing introductions, where necessary) with such other party to enable the party to contact third parties, including customers, prospective customers, specified agencies or others as the party deems reasonably necessary to complete its due diligence; provided that such party agrees not to initiate such contacts without the prior approval of the other party, which approval will not be unreasonably withheld.

(b)           Radius and MPMAC agree that each such party will not use the Evaluation Material for any purpose other than in connection with the Merger and the transactions contemplated hereunder. Each agrees not to disclose or allow disclosure to others of any Evaluation Material, except to such party’s Affiliates or Representatives, in each case, to the extent necessary to permit such Affiliate or Representative to assist such party in connection with the Merger and the transactions contemplated hereunder. Each agrees that it will, within ten (10) days of the other party’s request, re-deliver to such party all copies of that party’s Evaluation Material in its possession or that of its Affiliates or Representatives if the Merger does not close as contemplated herein.

(c)           In the event any party or anyone to whom Evaluation Material has been transmitted in accordance with the terms herein is requested in connection with any proceeding to disclose any Evaluation Material, or a party has determined that it is required under applicable law or regulation to disclose Evaluation Material, such party will give the other party prompt notice of such request or determination so that the other party may seek an appropriate protective order or other remedy or waive compliance with this Agreement, and such party will cooperate with the other party to obtain such protective order. In the event such protective order is not obtained, the other party waives compliance with the relevant provisions of this Section, such party (or such person to whom such request is directed) will furnish only that portion of the Evaluation Material which is required to be disclosed. The parties acknowledge that, upon execution and delivery, this Agreement (but not the exhibits and schedules thereto) will be filed by MPMAC with the SEC under cover of Form 8-K.

(d)           Notwithstanding any of the foregoing, if prior to Closing, for any reason, the transactions contemplated by this Agreement are not consummated, neither MPMAC nor Radius nor any of their Representatives shall disclose to third parties or otherwise use any Evaluation Material or other confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

(i)            is or becomes generally available to the public other than as a result of a disclosure by such party, its affiliates or Representatives;

(ii)           was available to such party on a non-confidential basis prior to its disclosure;

(iii)          becomes available to such party on a non-confidential basis from a source other than the other party or its agents, advisors or Representatives;

(iv)          developed by such party independently of any disclosure by the other party; or

(v)           is disclosed in compliance with Section 6.3(c).

Nothing in this Section 6.3 shall prohibit the disclosure of information required to be made under federal or state securities laws. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

(e)           MPMAC and Radius each agree that money damages would not be sufficient to remedy any breach by the other party of this Section, and that, in addition to all other remedies, each party against which a breach of this Section has been committed shall be entitled to specific performance and injunctive or other equitable relief as a remedy of such breach.

6.4          Tax Treatment.  It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. Each of the parties hereto adopts this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation § 1.368-2(g) and 1.368-3(a). Both prior to and after the Closing, each party’s books and records shall be maintained, and all federal, state and local income Tax returns and schedules thereto shall be filed in a manner consistent with the Merger being qualified as a reorganization under Section 368(a) of the Code (and comparable provisions of any applicable state or local laws); except to the extent the Merger is determined in a final administrative or judicial decision not to qualify as such a reorganization within the meaning of Code Section 368(a). Each of Radius and MPMAC and their respective Affiliates agree to provide the customary representations, assumptions and qualifications regarding the treatment of the Merger and this Agreement as a reorganization within the meaning of Section 368(a) of the Code.

6.5          Press Releases.  Radius and MPMAC shall agree with each other as to the form and substance of any press release or public announcement related to this Agreement or the transactions contemplated hereby; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

6.6          Securities Reports.  MPMAC shall timely file with the SEC all reports and other documents required to be filed under the Securities Act or Exchange Act. All such reports and documents (i) shall not, as of the date of such filing, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) shall comply as to form, in all material respects, with the applicable rules and regulations of the SEC. MPMAC agrees to provide to Radius copies of all reports and other documents filed under the Securities Act or Exchange Act with the SEC by it between the date hereof and the Effective Date within two (2) days after the date such reports or other documents are filed with the SEC.

6.7          Private Placement.  Each of Radius and MPMAC shall take all necessary action on its part such that the issuance of the Merger Consideration to Radius stockholders constitutes a valid “private placement” under the Securities Act. Without limiting the generality of the foregoing, Radius shall (1) provide each Radius stockholder with a stockholder qualification questionnaire in the form reasonably acceptable to both MPMAC and Radius (a “Stockholder Questionnaire”) and (2) use its commercially reasonably best efforts to cause each Radius stockholder to truthfully attest that (i) such stockholder is acquiring the Merger Consideration for his, her or its sole account, for investment and not with a view to the resale or distribution thereof and (ii) that stockholder either (A) is an “accredited investor” as defined in Regulation D of the Securities Act, (B) has such knowledge and experience in financial and business matters that the stockholder is capable of evaluating the merits and risks of receiving the Merger Consideration, or (C) has appointed an appropriate person reasonably acceptable to both MPMAC and Radius to act as the stockholder’s purchaser representative in connection with evaluating the merits and risks of receiving the Merger Consideration.

6.8          Radius Stockholders’ Meeting; Materials to Stockholders.

(a)           Radius shall, in accordance with Section 251 of the DGCL and its certificate of incorporation and by-laws, duly call, give notice of, convene and hold a special meeting of Radius Stockholders (the “Radius Stockholder Meeting”) as promptly as practicable after the date hereof for the purpose of considering and taking action upon this Agreement and the Merger. Alternatively, Radius shall use its best efforts to obtain, in lieu of holding the Radius Stockholder Meeting, the written consent of the number of Radius stockholders necessary under its Certificate of Incorporation, Bylaws and the DGCL to approve this Agreement and the Merger.

(b)           Radius shall as promptly as practicable following the date of this Agreement prepare and mail to Radius stockholders all information as may required to comply with the DGCL, the Securities Act and the Exchange Act.

6.9          No Solicitation.

(a)           Unless and until this Agreement shall have been terminated pursuant to Section 8.1, neither MPMAC nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any Person or group of Persons concerning any merger, sale of capital stock, sale of substantial assets or other business combination; provided, however, that MPMAC may engage in such discussion and provide such non-public information (subject to obtaining confidentiality agreements) in response to an unsolicited proposal from an unrelated party if the Board of Directors of MPMAC determines, in good faith, after consultation with counsel, that the failure to engage in such discussions and provide such non-public information (subject to obtaining confidentiality agreements) may constitute a breach of the fiduciary or legal obligations of the Board of Directors of MPMAC. MPMAC will promptly advise Radius if it receives a proposal or inquiry with respect to the matters described above.

(b)           Unless and until this Agreement shall have been terminated pursuant to Section 8.1, neither Radius nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any Person or group of Persons concerning any merger, sale of capital stock, sale of substantial assets or other business combination; provided, however, that Radius may engage in such discussion in response to any unsolicited proposal from an unrelated party if the Board of Directors of Radius determines, in good faith, after consultation with counsel, that the failure to engage in such discussions and provide such non-public information (subject to obtaining confidentiality agreements) may constitute a breach of the fiduciary or legal obligations of the Board of Directors of Radius. Radius will promptly advise MPMAC if it receives a proposal or inquiry with respect to the matters described above.

6.10        Failure to Fulfill Conditions.  In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party.

6.11        Notification of Certain Matters.  On or prior to the Effective Date, each party shall give prompt notice to the other party of (i) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (ii) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

6.12        Customary Representations, Assumptions and Qualifications.  MPMAC and its respective Affiliates agree to provide the customary representations, assumptions and qualifications with respect to registration of the shares of MPMAC Common Stock and MPMAC Preferred Stock to be issued in the Merger under the Securities Act.

ARTICLE VII
CONDITIONS

7.1          Conditions to Obligations of Each Party.  The respective obligations of each party to effect the transactions contemplated hereby are subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

(a)           No Prohibitive Change of Law. There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated hereby.

(b)           Stockholder Approvals. This Agreement and the Merger shall have been approved by the Requisite Radius Stockholder Vote.

(c)           Section 14(f) Compliance. Ten days shall have elapsed since an information statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder has been filed with the SEC and transmitted to the stockholders of MPMAC in accordance with said Rule 14f-1.

(d)           Adverse Proceedings. There shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by MPMAC or Merger Sub of all or a material portion of the business or assets of Radius, or to compel MPMAC or Merger Sub or Radius to dispose of or to hold separately all or a material portion of the business or assets of MPMAC or Merger Sub or of Radius, as a result of the transactions contemplated hereby; (iii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached as exhibits hereto or contemplated hereby, or (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

(e)           Governmental Action. There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby, by any federal, state or other court, government or governmental authority or agency, that would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 7.1(d).

(f)            Market Condition. There shall not have occurred any general suspension of trading on the New York Stock Exchange, the Nasdaq Stock Market, or any general bank moratorium or closing or any war, national emergency or other event affecting the economy or securities trading markets in any of the foregoing cases generally that would make completion of the Merger impossible.

(g)                       Recapitalization of Radius.  The Recapitalization (as such term is defined in that certain Series A-1 Convertible Preferred Stock Purchase Agreement by and among Radius and the Investors party thereto dated the date hereof (the “Radius Series A-1 Purchase Agreement”)) and the Stage I Closing (as such term is defined in the Radius Series A-1 Purchase Agreement) shall have been consummated.

7.2          Additional Conditions to Obligation of MPMAC and Merger Sub.  The obligation of MPMAC and Merger Sub to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

(a)           Representations and Compliance. The representations of Radius contained in this Agreement were accurate as of the date of this Agreement and are accurate as of the Closing Date, in all respects (in the case of any representation containing any materiality qualification) or in all material respects (in the case of any representation without any materiality qualification), except for representations and warranties made as of a specific date, which shall be accurate as of such date. Radius shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date.

(b)           Officers’ Certificate. Radius shall have furnished to MPMAC and Merger Sub a certificate of the Chief Executive Officer and the Treasurer of Radius, dated as of the Effective Date, in which such officers shall certify that, to their best Knowledge, the conditions set forth in Section 7.2(a) have been fulfilled.

(c)           Secretary’s Certificate. Radius shall have furnished to MPMAC (i) copies of the text of the resolutions by which the corporate action on the part of Radius necessary to approve this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby were taken, (ii) a certificate dated as of the Closing Date executed on behalf of Radius by its corporate secretary or one of its assistant corporate secretaries certifying to MPMAC that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, (iii) an incumbency certificate dated as of the Closing Date executed on behalf of Radius by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of Radius executing this Agreement, the Certificate of Merger or any other agreement, certificate or other instrument executed pursuant hereto by Radius, (iv) a copy of the Certificate of Incorporation of Radius, certified by the Secretary of State of Delaware, and a certificate from the Secretary of State of Delaware evidencing the good standing of Radius in such jurisdiction as of a day within three business days prior to the Closing Date.

(d)           Consents and Approvals. Radius shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement, in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of Radius’s assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting Radius or any license, franchise or permit of or affecting Radius.

(e)           Merger Certificate. Radius shall have executed a copy of the Certificate of Merger.

(f)            Stockholder Questionnaire. Each of the Radius stockholders shall have executed and delivered to MPMAC a completed Stockholder Questionnaire that is accurate in all material respects and contains the attestations contemplated in clause (2) of Section 6.7.

(g)           Indemnification of MPMAC Officers and Directors.  Each of the Indemnity Agreements between MPMAC and each of its current and former officers and directors shall be in full force and effect.

(h)           Securities Law Opinion.  Bingham McCutchen LLP, as counsel to MPMAC, shall have issued an opinion, which opinion may be based on customary representations from Radius, MPMAC and their respective stockholders and Affiliates and subject to customary assumptions and qualifications, to the effect that it is not necessary to register the shares of MPMAC Common Stock and MPMAC Preferred Stock to be issued in the Merger under the Securities Act in connection with such issuance in the Merger.

7.3          Additional Conditions to Obligation of Radius.  The obligation of Radius to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

(a)           Representations And Compliance. The representations of MPMAC and Merger Sub contained in this Agreement were accurate as of the date of this Agreement and are accurate as of the Effective Time, in all respects (in the case of any representation containing any materiality qualification) or in all material respects (in the case of any representation without any materiality qualification), except for representations and warranties made as of a specific date, which shall be accurate as of such date. MPMAC and Merger Sub, respectively, shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by them hereunder at or prior to the Effective Date.

(b)           Officers’ Certificate. MPMAC shall have furnished to Radius a certificate of the Chief Executive Officer and the Chief Financial Officer of MPMAC, dated as of the Effective Date, in which such officers shall certify that, to their best Knowledge, the conditions set forth in Section 7.3(a) have been fulfilled.

(c)           Secretary’s Certificate. MPMAC shall have furnished to Radius (i) copies of the text of the resolutions by which the corporate action on the part of MPMAC necessary to approve this Agreement and the Certificate of Merger, the election of the directors of MPMAC to serve following the Closing Date and the transactions contemplated hereby and thereby were taken, which shall be accompanied by a certificate of the corporate secretary or assistant corporation secretary of MPMAC dated as of the Closing Date certifying to Radius that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, (ii) an incumbency certificate dated as of the Closing Date executed on behalf of MPMAC by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of MPMAC executing this Agreement, the Certificate of Merger or any other agreement, certificate or other instrument executed pursuant hereto, and (iii) a copy of the Certificate of Incorporation of MPMAC, certified by the Secretary of State of Delaware, and certificates from the Secretary of State of Delaware evidencing the good standing of MPMAC in such jurisdiction as of a day within three business days prior to the Closing Date.

(d)           Consents and Approvals. MPMAC and Merger Sub shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of MPMAC’s or Merger Sub’s assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting MPMAC or any license, franchise or permit of or affecting MPMAC.

(e)           MPMAC Certificate of Designation. MPMAC shall have filed the Certificate of Designations and such filing shall have been accepted by the Secretary of State of the State of Delaware.

(f)            Resignations. Each of the non-continuing officers and non-continuing directors of MPMAC immediately prior to the Effective Time shall deliver duly executed resignations from their positions with MPMAC effective immediately after the Effective Time.

(g)           MPMAC Liabilities. Except for MPMAC Professional Fees (which MPMAC Professional Fees shall not exceed $10,000), MPMAC shall have no liabilities.

(h)        Dissenters’ Rights. Holders of no more than [ten (10)] percent of the outstanding shares of Radius Common Stock and Radius Preferred Stock, respectively, shall have validly exercised, or remained entitled to exercise, their appraisal rights under Section 262 of the DGCL.

(j)            Indemnification of Radius Officers and Directors.  Each of the Indemnity Agreements between Radius and each of its current and former officers and directors shall be in full force and effect.

(k)           Tax Opinion. Bingham McCutchen LLP, counsel to Radius, shall have issued an opinion, which opinion may be based on customary representations from Radius, MPMAC and their respective Affiliates and subject to customary assumptions and qualifications, to the effect that for federal income tax purposes: (i) the Merger will qualify as a reorganization under Section 368(a) of the Code; and (ii) Radius, MPMAC and Merger Sub will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

ARTICLE VIII
TERMINATION

8.1          Termination.  This Agreement may be terminated prior to the Effective Date:

(a)           by mutual consent of Radius and MPMAC, if the Board of Directors of each so determines by vote of a majority of the members of its entire board;

(b)           by MPMAC, if any representation of Radius set forth in this Agreement was inaccurate when made or becomes inaccurate such that the condition set forth in Section 7.2(a) could not be satisfied;

(c)           by Radius, if any representation of MPMAC set forth in this Agreement was inaccurate when made or becomes inaccurate such that the condition set forth in Section 7.3(a) could not be satisfied;

(d)           by MPMAC, if Radius fails to perform or comply with any of the obligations that it is required to perform or to comply with under this Agreement such that the condition set forth in Section 7.2(a) could not be satisfied;

(e)           by Radius, if MPMAC fails to perform or comply with any of the obligations that it is required to perform or to comply with under this Agreement such that the condition set forth in Section 7.3(a) could not be satisfied;

(f)            by Radius, if, following a vote by the stockholders of Radius at the Radius Stockholder Meeting or following a solicitation for written consent of the stockholders of Radius in lieu of the Radius Stockholder Meeting, the Merger and this Agreement are not duly approved by the stockholders of Radius;

(g)           by either Radius or MPMAC if the Closing Date is not on or before September 30, 2011 or such later date as Radius and MPMAC may mutually agree (except that a party seeking to terminate this Agreement pursuant to this clause may not do so if the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement in breach of such party’s obligations under this Agreement);

(h)           by MPMAC if, after complying with Section 6.9(a) and affording Radius ten (10) business days notice of its proposal to enter into an agreement with a third party for a transaction of a nature specified in Section 6.9(a) (and, if Radius so elects, after good faith negotiations with Radius during such ten business day period, to attempt to make adjustments in the terms and conditions of this Agreement as would enable MPMAC to proceed with the Merger), the Board of Directors of MPMAC shall have concluded that such third party offer is superior to the provisions of this Agreement, after considering any revised offer made by Radius; and

(i)            by Radius if, after complying with Section 6.9(b) and affording MPMAC ten (10) business days notice of its proposal to enter into an agreement with a third party for a transaction of a nature specified in Section 6.9(b) (and, if MPMAC so elects, after good faith negotiations with MPMAC during such ten business day period to attempt to make adjustments in the terms and conditions of this Agreement as would enable Radius to proceed with the Merger), the Board of Directors of Radius shall have concluded that such third party offer is superior to the provisions of this Agreement, after considering any revised offer made by MPMAC.

8.2          Effect of Termination.  If this Agreement is terminated pursuant to Section 8.1 hereof, then (a) this Agreement shall become void and have no effect whatsoever, except that the provisions of Article I (“Definitions”), this Article VIII (“Termination”), Article IX (“General Provisions”) and Section 6.2 (“Expenses”) shall survive any such termination, (b) no party hereto shall have any liability hereunder arising from any breach by such party of any provision of this Agreement if such breach occurred prior to such termination, (c) each party will redeliver all documents, work papers and other material of the other party or parties relating to the transactions contemplated hereby including such memoranda, notes, lists, records or other documents compiled or derived from such material, whether so obtained before or after the execution hereof, to the party furnishing the same and (d) all information received by any party hereto with respect to the business of the other parties or their affiliated companies shall remain subject to the terms of Section 6.3(b) - (e) hereof.

ARTICLE IX
GENERAL PROVISIONS

9.1          Notices.  All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telecopier, by overnight delivery service for next business day delivery, or by registered or certified mail (return receipt requested), in each case with delivery charges prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

If to Radius:	Radius Health, Inc.
201 Broadway, 6th floor
Cambridge, MA 02139
Attn: Richard Lyttle

With copies to:	Bingham McCutchen LLP
One Federal Street
Boston, MA 02110
Facsimile: 617-951-8736
Telephone: 617-951-8000
Attn: Julio E. Vega, Esq. and Matthew J. Cushing, Esq.

If to MPMAC	MPM Acquisition Corp.
or Merger Sub:	MPM Asset Management LLC
300 Technology Square, Fifth Floor
Cambridge, MA 02139
Facsimile: 617-551-4701
Telephone: 617-551-4700
Attn: Nick Harvey

All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered, when received; (i) if delivered by registered or certified mail (return receipt requested), when receipt acknowledged; or (ii) if telecopied, on the day of transmission or, if that day is not a business day, on the next business day; and the next business day delivery after being timely delivered to a recognized overnight delivery service.

9.2          No Survival.  The representations and warranties and obligations contained in this Agreement will terminate at the Effective Time or on termination of this Agreement in accordance with Section 8.1, except that, if the Effective Time occurs, the obligations contained in Article II and any other obligation contained in this Agreement requiring performance or compliance after the Effective Time (including without limitation Section 6.3(d)) will survive the Effective Time indefinitely.

9.3          Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to Sections and Articles of this Agreement unless otherwise stated. Words such as “herein,” “hereinafter,” “hereof,” “hereto,” “hereby” and “hereunder,” and words of like import, unless the context requires otherwise, refer to this Agreement (including the Schedules hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

9.4          Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party’s anticipated benefits under this Agreement.

9.5          Amendment.  This Agreement may not be amended or modified except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

9.6          Waiver.  At any time prior to the Effective Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit. Any such extension or waiver shall only be effective if made in writing and duly executed by the party giving such extension or waiver.

9.7          Miscellaneous.  This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; and (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

9.8          Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

9.9          Third Party Beneficiaries.  Each party hereto intends that this Agreement, except as expressly provided herein, shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

9.10        Governing Law.  This Agreement is governed by the internal laws of the State of Delaware without regard to such State’s principles of conflicts of laws that would defer to the substantive laws of another jurisdiction.

9.11        Jurisdiction; Service of Process.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must, to the extent such courts will accept such jurisdiction, be brought against any of the parties in the courts of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the jurisdiction of those courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any such action or proceeding may be served by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.1. Nothing in this Section 9.11, however, affects the right of any party to serve legal process in any other manner permitted by law.

9.12        Disclosure in Schedules.  For purposes of this Agreement, with respect to any matter that is clearly disclosed on any Schedule hereto with respect to any Section hereof in such a way as to make its relevance to the information called for by another Section hereof or any other Schedule, as the case may be, reasonably apparent, such matter shall be deemed to have been disclosed in response to such other Section or Schedule, notwithstanding the omission of any appropriate cross-reference thereto; provided, however, that each of MPMAC and Radius hereby covenants to make a good faith diligent effort to make all appropriate cross-references within and to any and all Sections of this Agreement and Schedules hereto.

[Remainder of Page Left Intentionally Blank - Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above by their respective officers.

RADIUS HEALTH, INC.

By:	/s/ C. Richard Lyttle
	Name:	C. Richard Lyttle
	Title:	President

MPM ACQUISITION CORP.

By:	/s/ C. Richard Lyttle
	Name:	C. Richard Lyttle
	Title:	President

RHI MERGER CORP.

By:	/s/ C. Richard Lyttle
	Name:	C. Richard Lyttle
	Title:	President

Signature Page to

Agreement and Plan of Merger

Exhibit A

CERTIFICATE OF MERGER

MERGING

RHI MERGER CORP.

(a Delaware corporation)

WITH AND INTO

RADIUS HEALTH, INC.

(a Delaware corporation)

Pursuant to Section 251 of the General Corporation Law of the State of Delaware, the undersigned corporation, which is organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

FIRST:  The name and state of incorporation of the constituent corporations are: (a) RHI Merger Corp., a corporation organized and existing under the laws of the State of Delaware (“Merger Sub”) and (b) Radius Health, Inc., a corporation organized and existing under the laws of the State of Delaware (together with Merger Sub, the “Constituent Corporations”).

SECOND:  An Agreement and Plan of Merger by and among MPM Acquisition Corp., a Delaware corporation (“MPMAC”), and the Constituent Corporations, dated as of April 25, 2011, (the “Merger Agreement”), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251(c) of the General Corporation Law of the State of Delaware.

THIRD:  The name of the surviving corporation is Radius Health, Inc. (the “Surviving Corporation”).

FOURTH:  The Certificate of Incorporation of the Surviving Corporation is amended and restated in its entirety to read as set forth in Exhibit A hereto.

FIFTH:  The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation at  201 Broadway, 6th Floor, Cambridge, MA 02139.

SIXTH:  A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

SEVENTH:  The merger is to become effective on the date and time of filing of this Certificate of Merger.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be executed as of the        day of May, 2011.

RADIUS HEALTH, INC.

By:
Name:
Title:

RHI MERGER CORP.

By:
Name:
Title:

Exhibit A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

RADIUS HEALTH, INC.

FIRST:  The name of the corporation is:

Radius Health, Inc.

SECOND:  The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19808.  The name of its registered agent at such address is The Corporation Trust Company.

THIRD:  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”) and to possess and employ all powers and privileges now or hereafter granted or available under the laws of the State of Delaware to such corporations.

FOURTH:  The total number of shares of capital stock which the corporation shall have authority to issue is One Thousand (1,000), all of which shall be common stock, and the par value of each such share is $0.0001.

FIFTH:  The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and for defining and regulating the powers of the corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the corporation by statute:

(a)                                  The election of directors need not be by written ballot, unless the by-laws of the corporation so provide.

(b)                                 The Board of Directors shall have the power and authority:

(1)                                  to adopt, amend or repeal by-laws of the corporation, subject only to such limitation, if any, as may be from time to time imposed by law or by the by-laws; and

(2)                                  to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the corporation, including after-acquired property, and to exercise all of the powers of the corporation in connection therewith; and

(3)                                  subject to any provision of the by-laws, to determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have

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any right to inspect any account, book or paper of the corporation except as conferred by statute or authorized by the by-laws or by the Board of Directors.

SIXTH:  The corporation is to have perpetual existence.

SEVENTH:  The corporation shall indemnify its officers, directors, employees and agents to the greatest extent permitted by the DGCL. No director of the corporation shall be personally liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article Seventh shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment to or repeal of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

EIGHTH: Meetings of the stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation.

NINTH:  The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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Exhibit B

CERTIFICATE OF DESIGNATIONS

OF THE

SERIES A-1 CONVERTIBLE PREFERRED STOCK,

SERIES A-2 CONVERTIBLE PREFERRED STOCK,

SERIES A-3 CONVERTIBLE PREFERRED STOCK,

SERIES A-4 CONVERTIBLE PREFERRED STOCK,

SERIES A-5 CONVERTIBLE PREFERRED STOCK,

and

SERIES A-6 CONVERTIBLE PREFERRED STOCK

OF

MPM ACQUISITION CORP.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, the undersigned corporation submits the following statement for the purpose of establishing and designating several series of shares and fixing and determining the relative rights and preferences thereof:

1.             The name of the Corporation is MPM ACQUISITION CORP., a Delaware corporation (the “Corporation”).

2.             The Corporation’s Board of Directors (the “Board of Directors”) duly adopted the following resolution by Unanimous Written Consent of the Board of Directors dated May 16, 2011:

WHEREAS, the Corporation’s directors have reviewed and approved the Certificate of Designations (“Certificate of Designations”), attached hereto and incorporated herein by reference, delineating the number of shares, the voting powers, designations, preferences and relative, participating, optional, redemption, conversion, exchange, dividend or other special rights and qualifications, limitations or restrictions of several series of Preferred Stock to be issued by the Corporation and designated as Series A-1 Convertible Preferred Stock, par value $.0001 per share (the “Series A-1 Stock”), Series A-2 Convertible Preferred Stock, par value $.0001 per share (the “Series A-2 Stock”), Series A-3 Convertible Preferred Stock, par value $.0001 per share, (the “Series A-3 Stock” and together with the Series A-1 Stock and Series A-2 Stock, the “Participating Preferred Stock”), Series A-4 Convertible Preferred Stock, par value $.0001 per share (the “Series A-4 Stock”), Series A-5 Convertible Preferred Stock, par value $.0001 per share (the “Series A-5 Stock”) and Series A-6 Convertible Preferred Stock, par value $.0001 per share (the “Series A-6 Stock”, and together with the Series A-1 Stock, the Series A-2 Stock, the Series A-3 Stock, the Series A-4 Stock and the Series A-5 Stock, the “Preferred Stock”); now, therefore, be it

RESOLVED, that the President or any Vice President of the Corporation, individually or collectively, be, and such officers hereby are, authorized and directed to execute, acknowledge, attest, record and file with the Secretary of State of the State of Delaware the Certificate of Designation in accordance with the Delaware General Corporation Law and to take all other actions that such officers deem necessary to effectuate this Certificate of Designations.

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1.     Designation and Amount.  The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Corporation’s Preferred Stock shall be as set forth herein. The number of authorized shares of the Series A-1 Stock is One Million (1,000,000), the number of authorized shares of the Series A-2 Stock is Nine Hundred Eighty-three Thousand Two Hundred Thirteen (983,213), the number of authorized shares of the Series A-3 Stock is One Hundred Forty-two Thousand Two Hundred Thirty (142,230), the number of authorized shares of the Series A-4 Stock is Four Thousand (4,000), the number of authorized shares of the Series A-5 Stock is Seven Thousand (7,000) and the number of authorized shares of the Series A-6 Stock is Eight Hundred Thousand (800,000).

2.     Ranking.  As to dividends (other than with respect to the payment of the Series A-5 Accruing Dividend which shall rank senior in payment to any other dividends payable on any and all series of Preferred Stock) and upon Liquidation (as defined in Section 4(b) hereof) or an Event of Sale (as defined in Section 5 hereof), each share of Series A-1 Stock shall rank equally with each other share of Series A-1 Stock and senior to all shares of Series A-2 Stock, Series A-3 Stock, Series A-4 Stock, Series A-5 Stock and Series A-6 Stock and senior to all shares of Common Stock and all other classes or series of stock not authorized by this Certificate as of the Effective Time, except as otherwise approved by the affirmative vote or consent of the holders of shares of Series A-1 Stock, Series A-2 Stock and/or Series A-3 Stock representing at least 70% of the voting power of the shares of Series A-1 Stock, Series A-2 Stock and Series A-3 Stock then outstanding (the “Senior Majority”); each share of Series A-2 Stock shall rank equally with each other share of Series A-2 Stock and senior to all shares of Series A-3 Stock, Series A-4 Stock, Series A-5 Stock and Series A-6 Stock and senior to all shares of Common Stock and all other classes or series of stock not authorized by this Certificate as of the Effective Time, except as otherwise approved by the affirmative vote or consent of the Senior Majority; each share of Series A-3 Stock, Series A-5 Stock and Series A-6 Stock shall rank equally with each other share of Series A-3 Stock, Series A-5 and Series A-6 Stock and senior to all shares of Series A-4 Stock and shares of Common Stock and all other classes or series of stock not authorized by this Certificate as of the Effective Time, except as otherwise approved by the affirmative vote or consent of the Senior Majority. Each share of Series A-4 Stock, shall rank equally with each other share of Series A-4 Stock and senior to all shares of Common Stock and all other classes or series of stock not authorized by this Certificate as of the Effective Time, except as otherwise approved by the affirmative vote or consent of the Senior Majority.

3.     Dividend Provisions.

(a)       Series A-1 Stock.  The holders of shares of Series A-1 Stock shall be entitled to receive a per share dividend at the rate of 8% of the Series A-1 Original Purchase Price (as defined in Section 8 hereof) per annum, compounding annually (the “Series A-1 Accruing Dividend”), and which will accrue on a quarterly basis commencing on the date of issuance of such share of Series A-1 Stock. The holders of Series A-1 Stock shall be entitled to receive dividends prior in right to the payment of dividends and other distributions (whether in cash, property or securities of the Corporation, including subscription or other rights to acquire securities of the Corporation) on the Series A-2 Stock, Series A-3 Stock, Series A-4 Stock, Series A-5 Stock, Series A-6 Stock and Common Stock, but not with respect to the payment of the Series A-5

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Special Accruing Dividend, as set forth in Section 3(d) below, which shall rank senior in payment to any dividends payable with respect to the Series A-1 Stock.  Any dividends with respect to the Series A-1 Stock shall be payable, at the sole discretion of the Board of Directors, in cash or the issuance of that number of shares of Common Stock equal to the quotient obtained by dividing (x) the amount of such accrued and unpaid dividends thereon by (y) the Current Market Price of a share of Common Stock, when as and if declared or paid by the Board of Directors and, as accrued, on any Liquidation (as defined in Section 4(b) hereof) or Event of Sale (as defined in Section 5 hereof). Dividends with respect to the Series A-1 Stock shall be payable in shares of Common Stock (calculated based upon the then effective Series A-1 Conversion Price), as accrued, upon the conversion of the Series A-1 Stock into Common Stock.  Whenever any dividend may be declared or paid on any share of Series A-1 Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the Series A-1 Stock then outstanding, so that all outstanding shares of Series A-1 Stock will participate equally with each other and ratably per share (calculated as provided in Section 3(f) hereof).  Whenever any dividend or other distribution, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on: (i) any shares of the Common Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of the Series A-1 Stock then outstanding so that all outstanding shares of Series A-1 Stock will participate in such dividend ratably with such shares of Common Stock (calculated as provided in Section 3(e) hereof); or (ii) any shares of any other series of Preferred Stock (other than the Series A-2 Accruing Dividend, the Series A-3 Accruing Dividend, and the Series A-5 Special Accruing Dividend (as defined in Section 3(d) hereof)), the Board of Directors shall also declare and pay a dividend on the same terms, at the same or equivalent rate upon each share of the Series A-1 Stock then outstanding so that all outstanding shares of Series A-1 Stock will participate in such dividend ratably with such shares of such other series of Preferred Stock (based on the number of shares of Common Stock into which each share of Series A-1 Stock and each share of such other series of Preferred Stock is then convertible, if applicable, or, otherwise, the relative liquidation preference per share, of such other series of Preferred Stock as compared with the Series A-1 Stock then outstanding).

(b)       Series A-2 Stock.  The holders of shares of Series A-2 Stock shall be entitled to receive a per share dividend at the rate of 8% of the Series A-2 Original Purchase Price (as defined in Section 8 hereof) per annum, compounding annually (the “Series A-2 Accruing Dividend”), and which will accrue on a quarterly basis commencing on the date of issuance of such share of Series A-2 Stock. The holders of Series A-2 Stock shall be entitled to receive dividends prior in right to the payment of dividends and other distributions (whether in cash, property or securities of the Corporation, including subscription or other rights to acquire securities of the Corporation) on the Series A-3 Stock, Series A-4 Stock, Series A-5 Stock, Series A-6 Stock and Common Stock, but not with respect to the payment of the Series A-5 Special Accruing Dividend, as set forth below in Section 3(d) below, which shall rank senior in payment to any dividends payable with respect to the Series A-2 Stock.  Any dividends with respect to the Series A-2 Stock shall be payable, at the sole discretion of the Board of Directors, in cash or the issuance of that number of shares of Common Stock equal to the quotient obtained by dividing (x) the amount of such accrued and unpaid dividends thereon by (y) the then fair market value of a share of Common Stock, when as and if declared or paid by the Board of Directors and, as accrued, on any Liquidation or Event of Sale. Dividends with respect to the Series A-2 Stock shall be payable

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in shares of Common Stock (calculated based upon the then effective Series A-2 Conversion Price), as accrued, upon the conversion of the Series A-2 Stock into Common Stock.  Whenever any dividend may be declared or paid on any share of Series A-2 Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the Series A-2 Stock then outstanding, so that all outstanding shares of Series A-2 Stock will participate equally with each other and ratably per share (calculated as provided in Section 3(f) hereof).  Whenever any dividend or other distribution, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on: (i) any shares of the Common Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of the Series A-2 Stock then outstanding so that all outstanding shares of Series A-2 Stock will participate in such dividend ratably with such shares of Common Stock (calculated as provided in Section 3(d) hereof); or (ii) any shares of any other series of Preferred Stock (other than the Series A-1 Accruing Dividend, the Series A-3 Accruing Dividend and the Series A-5 Special Accruing Dividend), the Board of Directors shall also declare and pay a dividend on the same terms, at the same or equivalent rate upon each share of the Series A-2 Stock then outstanding so that all outstanding shares of Series A-2 Stock will participate in such dividend ratably with such shares of such other series of Preferred Stock (based on the number of shares of Common Stock into which each share of Series A-2 Stock and each share of such other series of Preferred Stock is then convertible, if applicable, or, otherwise, the relative liquidation preference per share, of such other series of Preferred Stock as compared with the Series A-2 Stock then outstanding).

(c)       Series A-3 Stock.  The holders of shares of Series A-3 Stock shall be entitled to receive a per share dividend at the rate of 8% of the Series A-3 Original Purchase Price (as defined in Section 8 hereof) per annum, compounding annually (the “Series A-3 Accruing Dividend”), and which will accrue on a quarterly basis commencing on the date of issuance of such share of Series A-3 Stock. The holders of Series A-3 Stock shall be entitled to receive dividends prior in right to the payment of dividends and other distributions (whether in cash, property or securities of the Corporation, including subscription or other rights to acquire securities of the Corporation) on the Series A-4 Stock, Series A-5 Stock, Series A-6 Stock and Common Stock, but not with respect to the payment of the Series A-5 Special Accruing Dividend as set forth below in Section 3(d) below, which shall rank senior in payment to any dividends payable with respect to the Series A-3 Stock.  Any dividends with respect to the Series A-3 Stock shall be payable, at the sole discretion of the Board of Directors, in cash or the issuance of that number of shares of Common Stock equal to the quotient obtained by dividing (x) amount of such accrued and unpaid dividends thereon by (y) the then fair market value of a share of Common Stock, when as and if declared or paid by the Board of Directors and, as accrued, on any Liquidation) or Event of Sale. Dividends with respect to the Series A-3 Stock shall be payable in shares of Common Stock (calculated based upon the then effective Series A-3 Conversion Price), as accrued, upon the conversion of the Series A-3 Stock into Common Stock.  Whenever any dividend may be declared or paid on any share of Series A-3 Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the Series A-3 Stock then outstanding, so that all outstanding shares of Series A-3 Stock will participate equally with each other and ratably per share (calculated as provided in Section 3(f) hereof).  Whenever any dividend or other distribution, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation),

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may be declared or paid on: (i) any shares of the Common Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of the Series A-3 Stock then outstanding so that all outstanding shares of Series A-3 Stock will participate in such dividend ratably with such shares of Common Stock (calculated as provided in Section 3(f) hereof); or (ii) any shares of any other series of Preferred Stock (other than the Series A-1 Accruing Dividend, the Series A-2 Accruing Dividend and the Series A-5 Special Accruing Dividend), the Board of Directors shall also declare and pay a dividend on the same terms, at the same or equivalent rate upon each share of the Series A-3 Stock then outstanding so that all outstanding shares of Series A-3 Stock will participate in such dividend ratably with such shares of such other series of Preferred Stock (based on the number of shares of Common Stock into which each share of Series A-3 Stock and each share of such other series of Preferred Stock is then convertible, if applicable, or, otherwise, the relative liquidation preference per share, of such other series of Preferred Stock as compared with the Series A-3 Stock then outstanding).

(d)       Series A-5 Stock.  Without regard to the payment of the required dividends to the holders of Series A-1 Stock, Series A-2 Stock and Series A-3 Stock in accordance with Section 3(a), (b) and (c), respectively, above, the holders of shares of the Series A-5 Stock shall be entitled to receive a per share dividend (the “Series A-5 Special Accruing Dividend”) that shall accrue and be paid in the form of Series A-6 Stock or other securities subject to and in accordance with the provisions of that certain Stock Issuance Agreement to which the Corporation and Nordic Bioscience Clinical Development VII A/S are party dated March 29, 2011 (the “Stock Issuance Agreement”). Whenever any dividend may be declared or paid on any shares of Series A-5 Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the Series A-5 Stock then outstanding, so that all outstanding shares of Series A-5 Stock will participate equally with each other and ratably per share (calculated as provided in Section 3(f) hereof).  Whenever any dividend or other distribution, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation) may be declared or paid on (i) any shares of the Common Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of the Series A-5 Stock then outstanding so that all outstanding shares of Series A-5 Stock will participate in such dividend ratably with such shares of Common Stock (calculated as provided in Section 3(f) hereof); or (ii) any shares of any other series of Preferred Stock (other than the Series A-1 Accruing Dividend, the Series A-2 Accruing Dividend and the Series A-3 Accruing Dividend), the Board of Directors shall also declare and pay a dividend on the same terms, at the same or equivalent rate upon each share of the Series A-5 Stock then outstanding so that all outstanding shares of Series A-5 Stock will participate in such dividend ratably with such shares of such other series of Preferred Stock (based on the number of shares of Common Stock into which each share of Series A-5 Stock and each share of such other series of Preferred Stock is then convertible, if applicable, or, otherwise, the relative liquidation preference per share, of such other series of Preferred Stock as compared with the Series A-5 Stock then outstanding).

(e)       Series A-4 Stock and Series A-6 Stock.  Following payment in full of required dividends to the holders of Series A-1 Stock, Series A-2 Stock, Series A-3 and Series A-5 Stock or any other class or series of capital stock that is senior to or on parity with the any such series of Preferred Stock as to dividends, in accordance with Sections 3(a), (b), (c) or (d) above or any other section of this Certificate as in effect from time to time, the holders of shares of the

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Series A-4 Stock and Series A-6 Stock shall be entitled to receive, when, if and as declared by the Board of Directors, dividends on any shares of Series A-4 Stock or Series A-6 Stock, as the case may be, out of funds legally available for that purpose, at a rate to be determined by the Board of Directors if and when they may so declare any dividend on the Series A-4 Stock or A-6 Stock, as the case may be.  Whenever any dividend may be declared or paid on any shares of Series A-4 Stock or Series A-6 Stock, as applicable, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the Series A-4 Stock or the Series A-6 Stock, as applicable, then outstanding, so that all outstanding shares of Series A-4 Stock or Series A-6 Stock, as applicable, will participate equally with each other and ratably per share (calculated as provided in Section 3(f) hereof).  Whenever any dividend or other distribution, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on: (i) any shares of the Common Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of the Series A-4 Stock and Series A-6 Stock then outstanding so that all outstanding shares of Series A-4 Stock and Series A-6 Stock will participate in such dividend ratably with such shares of Common Stock (calculated as provided in Section 3(f) hereof); or (ii) any shares of any other series of Preferred Stock (other than the Series A-1 Accruing Dividend, the Series A-2 Accruing Dividend, the Series A-3 Accruing Dividend and the Series A-5 Special Accruing Dividend), the Board of Directors shall also declare and pay a dividend on the same terms, at the same or equivalent rate upon each share of the Series A-4 Stock and Series A-6 Stock then outstanding so that all outstanding shares of Series A-4 Stock and Series A-6 Stock will participate in such dividend ratably with such shares of such other series of Preferred Stock (based on the number of shares of Common Stock into which each share of Series A-4 Stock and Series A-6 Stock and each share of such other series of Preferred Stock is then convertible, if applicable, or, otherwise, the relative liquidation preference per share, of such other series of Preferred Stock as compared with the Series A-4 Stock and Series A-6 Stock then outstanding).

(f)        In connection with any dividend declared or paid hereunder, each share of Preferred Stock shall be deemed to be that number of shares (including fractional shares) of Common Stock into which it is then convertible, rounded up to the nearest one-tenth of a share.  No fractional shares of capital stock shall be issued as a dividend hereunder. The Corporation shall pay a cash adjustment for any such fractional interest in an amount equal to the fair market value thereof on the last Business Day (as defined in Section 8 hereof) immediately preceding the date for payment of dividends as determined by the Board of Directors in good faith.

4.     Liquidation Rights.

(a)       As to rights upon any Liquidation (as defined in Section 4(b) hereof) or an Event of Sale (as defined in Section 5 hereof), each share of Series A-1 Stock shall rank equally with each other share of Series A-1 Stock and senior to all shares of Series A-2 Stock, Series A-3 Stock, Series A-4 Stock, Series A-5 Stock and Series A-6 Stock; each share of Series A-2 Stock shall rank equally with each other share of Series A-2 Stock and senior to all shares of Series A-3 Stock, Series A-4 Stock, Series A-5 Stock and Series A-6 Stock; each share of Series A-3 Stock, Series A-5 Stock and Series A-6 Stock shall rank equally with each other share of Series A-3 Stock, Series A-5 and Series A-6 Stock and senior to all shares of Series A-4 Stock and shares of Common Stock and all other classes or series of stock not authorized by this Certificate as of the

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Effective Time, except as otherwise approved by the affirmative vote or consent of the Senior Majority. Each share of Series A-4 Stock, shall rank equally with each other share of Series A-4 Stock and senior to all shares of Common Stock and all other classes or series of stock not authorized by this Certificate as of the Effective Time, except as otherwise approved by the affirmative vote or consent of the Senior Majority.

(b)       In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (collectively, a “Liquidation”): (i) the holders of shares of Series A-1 Stock then outstanding (the “Series A-1 Stockholders”) shall be entitled to receive, ratably with each other, out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of Series A-2 Stock then outstanding (the “Series A-2 Stockholders”), Series A-3 Stock then outstanding (the “Series A-3 Stockholders”), Series A-4 Stock then outstanding (the “Series A-4 Stockholders”), Series A-5 Stock then outstanding (the “Series A-5 Stockholders”)  or Series A-6 Stock then outstanding (the “Series A-6 Stockholders” and collectively with the Series A-1 Stockholders, Series A-2 Stockholders, Series A-3 Stockholders, Series A-4 Stockholders and the Series A-5 Stockholders, the “Preferred Stockholders”), or the holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Series A-1 Stock, an amount per share equal to the Series A-1 Original Purchase Price (as defined in Section 8 hereof), plus an amount equal to any declared or accrued but unpaid dividends thereon, calculated pursuant to Section 3(a) hereof; and (ii) after the distribution to the Series A-1 Stockholders, and any other class or series of capital stock that is senior to the Series A-2 Stock as to Liquidation, of the full amount to which they are entitled to receive pursuant to this Section 4(b) or any other section of this Certificate as in effect from time to time, the Series A-2 Stockholders, shall be entitled to receive, ratably with each other, out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the Series A-3 Stockholders, the Series A-4 Stockholders, the Series A-5 Stockholders or the Series A-6 Stockholders, or the holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Series A-2 Stock, an amount per share equal to the Series A-2 Original Purchase Price (as defined in Section 8 hereof), plus an amount equal to any declared or accrued but unpaid dividends thereon, calculated pursuant to Section 3(b) hereof; (iii) after the distribution to the Series A-1 Stockholders, the Series A-2 Stockholders and holders of any other class or series of capital stock that is senior to the Series A-3 Stock as to Liquidation, of the full amount to which they are entitled to receive pursuant to this Section 4(b) or any other section of this Certificate as in effect from time to time, the Series A-3 Stockholders, the Series A-5 Stockholders, and the Series A-6 Stockholders shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the Series A-4 Stockholders or the holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Series A-3 Stock, Series A-5, or Series A-6 Stock an amount per share equal to the Series A-3 Original Purchase Price (as defined in Section 8 hereof), Series A-5 Original Purchase Price (as defined in Section 8 hereof) or Series A-6 Original Purchase Price (as defined in Section 8 hereof), respectively, plus an amount equal to any declared or accrued but unpaid dividends thereon, calculated pursuant to Section 3 hereof; and (iv) after the distribution to the Series A-1 Stockholders, the Series A-2 Stockholders, the Series A-3 Stockholders, the Series A-5 Stockholders, the Series A-6 Stockholders and holders of any other class or series of capital stock that is senior to the Series A-4 Stock as to Liquidation, of the full amount to which they are entitled to receive pursuant to this Section 4(b) or any other section of

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this Certificate as in effect from time to time, the Series A-4 Stockholders shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Series A-4 Stock an amount per share equal to the Series A-4 Original Purchase Price (as defined in Section 8 hereof), plus an amount equal to any declared or accrued but unpaid dividends thereon, calculated pursuant to Section 3 hereof. Notwithstanding the foregoing or anything else expressed or implied herein, the transactions contemplated by that certain Agreement and Plan of Merger dated as of April 25, 2011 by and among the Corporation, Radius Health, Inc. and RHI Merger Corp. (the “Merger Agreement”) shall not be “Liquidation” for purposes of this Certificate of Designations.

(c)       If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A-1 Stockholders the full amount to which each of them shall be entitled pursuant to Section 4(b) above, then the Series A-1 Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series A-1 Stock held upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(d)       If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A-2 Stockholders the full amount to which each of them shall be entitled pursuant to Section 4(b) above and to pay to the holders of any other class or series of capital stock that is on a parity with the Series A-2 Stock upon Liquidation the full amount to which each of such holders shall be entitled pursuant to Section 4(b) or any other section of this Certificate as in effect from time to time, then the Series A-2 Stockholders and such holders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series A-2 Stock and the shares of such other class or series of capital stock held upon such distribution if all amounts payable on or with respect to< all of> such shares were paid in full.

(e)       If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A-3 Stockholders, the Series A-5 Stockholders and the Series A-6 Stockholders the full amount to which each of them shall be entitled pursuant to Section 4(b) above and to pay to the holders of any other class or series of capital stock that is on a parity with the Series A-3, Series A-5 Stock and the Series A-6 Stock upon Liquidation the full amount to which each of such holders shall be entitled pursuant to Section 4(b) or any other section of this Certificate as in effect from time to time, then the Series A-3 Stockholders, the Series A-5 Stockholders, the Series A-6 Stockholders and such holders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series A-3 Stock, Series A-5 Stock and Series A-6 Stock and the shares of such other class or series of capital stock, as the case may be, held upon such distribution if all amounts payable on or with respect to all of such shares were paid in full.

(f)        If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A-4 Stockholders the full amount to which each of them shall be entitled pursuant to Section 4(b) above and to pay to the holders of any other class or series of capital stock that is on a parity with the Series A-4 Stock

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upon Liquidation the full amount to which each of such holders shall be entitled pursuant to Section B.4(b) or any other section of this Certificate as in effect from time to time, then the Series A-4 Stockholders and such holders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series A-4 Stock and the shares of such other class or series of capital stock held upon such distribution if all amounts payable on or with respect to all of such shares were paid in full.

(g)       In the event of any Liquidation, after payment shall have been made to the Preferred Stockholders of the full amount to which they shall be entitled pursuant to Section 4(b) and to the holders of any class or series of capital stock that is senior to or on parity with the Preferred Stock, or any series, thereof, as in effect from time to time, the holders of each other class or series of capital stock (other than Common Stock) ranking on Liquidation junior to the Preferred Stock, but senior to the Common Stock, as a class, shall be entitled to receive an amount equal (and in like kind) to the aggregate preferential amount fixed for each such junior class or series of capital stock.  If, upon any Liquidation, after payment shall have been made to the Preferred Stockholders of the full amount to which they shall be entitled pursuant to Section 4(b), the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay a class or series of capital stock (other than the Common Stock) junior to the Preferred Stock the full amount to which they shall be entitled pursuant to the preceding sentence, the holders of such other class or series of capital stock shall share ratably, based upon the number of then outstanding shares of such other class or series of capital stock, in any remaining distribution of assets according to the respective preferential amounts fixed for such junior class or series of capital stock or which would be payable to them in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(h)       In the event of any Liquidation, after payments shall have been made first to the Preferred Stockholders and to the holders of any class or series of capital stock that is senior to or on parity with the Preferred Stock, or any series thereof, as in effect from time to time, and to the holders of class or series of capital stock that is junior to or on parity with the Preferred Stock but senior to the Common Stock, of the full amount to which they each shall be entitled as aforesaid, the holders of Common Stock, as a class, shall be entitled to share ratably with the holders of Participating Preferred Stock as provided in the last sentence in this Section 4(h)) in all remaining assets of the Corporation legally available for distribution to its stockholders.  For purposes of calculating the amount of any payment to be paid upon any such Liquidation pursuant to the participation feature described in this Section 4(h), each share of such Participating Preferred Stock shall be deemed to be that number of shares (including fractional shares and any shares attributable to the payment of accrued and unpaid dividends upon conversion of such Participating Preferred Stock pursuant to Section 7(b)) of Common Stock into which it is then convertible, rounded to the nearest one-tenth of a share.

(i)        (i) In the event of and simultaneously with the closing of an Event of Sale, the Corporation shall, unless waived by the Senior Majority or otherwise prevented by law, redeem all of the shares of Preferred Stock then outstanding for a cash amount per share determined as set forth in Sections Section 4(a) through (h) hereof (the “Special Liquidation Price,” said redemption being referred to herein as a “Special Liquidation”).  In the event the Event of Sale involves consideration that does not consist of cash, then the Special Liquidation Price may be paid with such consideration having a value equal to the Special Liquidation Price.  To the extent there is

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any cash consideration in connection with an Event of Sale, at the option of the Senior Majority, the cash consideration will first (i) be applied to satisfy the Special Liquidation Price payable to the Series A-1 Stockholders and to the holders of any other class or series of capital stock that is senior to or on parity with the Series A-1 Stock as to Liquidation; and then (ii) be applied to satisfy the Special Liquidation Price payable to the holders of Series A-2 Stock and to the holders of any other class or series of capital stock that is junior to the Series A-1 Stock but senior to or on parity with the Series A-2 Stock as to Liquidation; and then (iii) be applied to satisfy the Special Liquidation Price payable to holders of Series A-3 Stock, Series A-5 Stock, Series A-6 Stock and any other class or series of capital stock that is junior to the Series A-2 Stock but senior to or on parity with the Series A-3 Stock, Series A-5 Stock and Series A-6 Stock as to Liquidation (in relative proportion to the full liquidation preference the Series A-3 Stockholders, Series A-5 Stockholders, Series A-6 Stockholders and the holders of such other class or series of capital stock would have received had there been sufficient cash consideration to have paid their liquidation preference in full) and then (iv) be applied to satisfy the Special Liquidation Price payable to the holders of Series A-4 Stock and to the holders of any other class or series of capital stock that is junior to the Series A-3 Stock, Series A-5 Stock and Series A-6 Stock but senior to or on parity with the Series A-4 Stock, in all cases, prior to the payment thereof to any other stockholders of the Corporation.  For all purposes of this Section 4(i), the Special Liquidation Price shall be equal to that amount per share which would be received by each Preferred Stockholder if, in connection with an Event of Sale, all the consideration paid in exchange for the assets or the shares of capital stock (as the case may be) of the Corporation were actually paid to and received by the Corporation and the Corporation were immediately thereafter liquidated and its assets distributed pursuant to Sections 4(a) through (h) hereof.  To the extent that one or more redemptions (as described in Section 5 hereof) and/or Special Liquidations are occurring concurrently, the Special Liquidation under this Section 4(i) shall be deemed to occur first.  The date upon which the Special Liquidation shall occur is sometimes referred to herein as the “Special Liquidation Date”.

(ii)           In the absence of an applicable waiver pursuant to Section 4(i) above, at any time on or after the Special Liquidation Date, a Preferred Stockholder shall be entitled to receive the Special Liquidation Price for each such share of Preferred Stock owned by such holder.  Subject to the provisions of Section 4(i)(iii) hereof, payment of the Special Liquidation Price will be made to each such holder upon actual delivery to the Corporation or its transfer agent of the certificate of such holder representing such shares of Preferred Stock, as the case may be, or an affidavit of loss as to the same.

(iii)          If on the Special Liquidation Date less than all the shares of Preferred Stock then outstanding may be legally redeemed by the Corporation, the Special Liquidation shall be made first as to the Series A-1 Stock (and any other class or series of capital stock that is senior to or on parity with the Series A-1 Stock as to Liquidation), pro rata with respect to such Series A-1 Stock  (or such other class or series of capital stock that is senior to or on parity with the Series A-1 Stock as to Liquidation) based upon the number of outstanding shares of Series A-1 Stock (or such other class or series of capital stock that is senior to or on parity with the Series A-1 Stock as to Liquidation) then owned by each such holder thereof until such holders are satisfied in full, and then to the Series A-2 Stock (and any other class or series of capital stock that is junior to the Series A-1 Stock but senior to or on parity with the Series A-2 Stock as to Liquidation), pro rata with respect to such Series A-2 Stock  (or such other class or series of capital stock that is junior to the Series A-1 Stock but senior to or on parity with the

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Series A-2 Stock as to Liquidation) based upon the number of outstanding shares of Series A-2 Stock (or such other class or series of capital stock that is junior to the Series A-1 Stock but senior to or on parity with the Series A-2 Stock as to Liquidation) then owned by each such holder thereof until such holders are satisfied in full, and then to the holders of the Series A-3 Stock, Series A-5 Stock and Series A-6 Stock pro rata with respect to such Series A-3, Stock Series A-5 Stock and Series A-6 Stock (and any other class or series of capital stock that is junior to the Series A-2 Stock but senior to or on parity with the Series A-3 Stock, Series A-5 Stock and Series A-6 Stock as to Liquidation), based upon the number of outstanding shares of Series A-3 Stock, Series A-5 Stock and Series A-6 Stock <(or such other class or series of capital stock that is junior to the Series A-2 Stock but senior to or on parity with the Series A-3 Stock, Series A-5 Stock and Series A-6 Stock as to Liquidation) then owned by each holder thereof, and then to the Series A-4 Stock (and any other class or series of capital stock that is junior to the Series A-3 Stock, Series A-5 Stock and Series A-6 Stock but senior to or on parity with the Series A-4 Stock as to Liquidation), pro rata with respect to such Series A-4 Stock  (or such other class or series of capital stock that is senior to or on parity with the Series A-4 Stock as to Liquidation) based upon the number of outstanding shares of Series A-4 Stock (or such other class or series of capital stock that is that is junior to the Series A-3 Stock, Series A-5 Stock and Series A-6 Stock but senior to or on parity with the Series A-4 Stock as to Liquidation) then owned by each such holder thereof until such holders are satisfied in full.

(iv)          On and after any Special Liquidation Date, all rights in respect of the shares of Preferred Stock to be redeemed shall cease and terminate except the right to receive the applicable Special Liquidation Price as provided herein, and such shares of Preferred Stock shall no longer be deemed to be outstanding, whether or not the certificates representing such shares of Preferred Stock have been received by the Corporation; provided, however, that, if the Corporation defaults in the payment of the Special Liquidation Price with respect to any Preferred Stock, the rights of the holder(s) thereof with respect to such shares of Preferred Stock shall continue until the Corporation cures such default.

(v)           Anything contained herein to the contrary notwithstanding, all or any of the provisions of this Section 4(i) may be waived by the Senior Majority, by delivery of written notice of waiver to the Corporation prior to the closing of any Event of Sale.

(vi)          Any notice required to be given to the holders of shares of Preferred Stock pursuant to Section 7(g) hereof in connection with an Event of Sale shall include a statement by the Corporation of (A) the Special Liquidation Price which each Preferred Stockholder shall be entitled to receive upon the occurrence of a Special Liquidation under this Section 4(i) and (B) the extent to which the Corporation will, if at all, be legally prohibited from paying each holder of Preferred Stock the Special Liquidation Price.

5.     Definition of “Event of Sale”.  For purposes of this Certificate of Designations, an “Event of Sale” shall mean: (A) the sale by the stockholders of voting control of the Corporation, (B) the merger, consolidation or reorganization with or into any other corporation, entity or person or any other corporate reorganization, in which (I) the capital stock of the Corporation immediately prior to such merger, consolidation or reorganization represents less than 50% of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such merger, consolidation or reorganization or (II) the surviving

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entity (or, if the surviving entity is a wholly owned subsidiary, its parent) has a class of securities that is (or has been within 90 days prior to such transaction) tradeable on any public market or exchange or (C) the sale, exclusive license or other disposition of all or substantially all of the assets or intellectual property of the Corporation in a single transaction or series of related transactions. Notwithstanding the foregoing and for purposes of clarification, the term “Event of Sale” shall not include any transaction involving the Corporation and Radius Health, Inc., a Delaware corporation.

6.     Voting.

(a)       Subject to any separate voting rights provided for herein or otherwise required by law, the holders of Preferred Stock shall be entitled to vote, together with the holders of Common Stock as one class, on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock.  In any such vote, each share of Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share of Preferred Stock is then convertible, rounded up to the nearest one-tenth of a share, but not including any shares of Common Stock issuable upon conversion of any dividends accrued on such Preferred Stock.

(b)       In addition to the rights specified in Section 6(a):

(i)            for so long as any shares of Series A-1 Stock are outstanding, the holders of a majority of the shares of Series A-1 Stock outstanding, voting as a separate class, shall have the right to elect two (2) members of the Board of Directors of the Corporation; and

(ii)           Oxford Bioscience Partners IV L.P. (including for this purpose, members of the Oxford/Saints Group (as defined in the Stockholders’ Agreement), HealthCare Ventures or Wellcome Trust (collectively, the “G3 Holders”) voting as a separate class shall have the right to elect one (1) member of the Board of Directors of the Corporation by majority vote of the shares of Series A-1 Stock held by them; provided, however, that in order to be eligible to vote or consent with respect to the election of such member of the Board of Directors, a G3 Holder together with members of such G3 Holders’ Group (as defined in the Stockholders’ Agreement) must hold greater than twenty percent (20%) of the shares of Series A-1 Stock purchased under the Series A-1 Stock Purchase Agreement by such G3 Holder and the members of such G3 Holders’ Group; and

(iii)          MPM Capital L.P., voting as a separate class, shall have the right to elect one (1) member of the Board of Directors of the Corporation by majority vote of the shares of Series A-1 Stock held by MPM Capital L.P.; provided that such member of the Board of Directors shall be an individual with particular expertise in the development of pharmaceutical products; and, provided, further, that in order to be eligible to vote or consent with respect to the election of such member of the Board of Directors, MPM Capital L.P. together with members of the MPM Group (as defined in the Stockholders’ Agreement) must hold greater than twenty percent (20%) of the shares of Series A-1 Stock purchased under the Series A-1 Stock Purchase Agreement by MPM Capital L.P. and the members of the MPM Group.

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(iv)          The members of the Board of Directors elected by the Series A-1 Stockholders, the G3 Holders and MPM Capital L.P. pursuant to this Section 6(b) are referred to herein as the “Preferred Directors”.

(c)       In any election of Preferred Directors pursuant to Section 6(b), each holder of Preferred Stock eligible to participate in the election of Preferred Directors shall be entitled to one vote for each share of Common Stock (including fractional shares) into which each such share of Preferred Stock held by such holder is then convertible, rounded up to the nearest one-tenth of a share (determined as set forth in the second sentence of Section 6(a) hereof), and no holder of Preferred Stock shall be entitled to cumulate its votes by giving one candidate more than one vote per share.  The voting right of the Series A-1 Stockholders, the G3 Holders and the MPM Holder contained in Section 6(b), may be exercised at a special meeting of the applicable holders of Preferred Stock called as provided in accordance with the by-laws of the Corporation, at any annual or special meeting of the stockholders of the Corporation, or by written consent of such applicable holders of Preferred Stock in lieu of a meeting.  The Preferred Directors elected pursuant to Section 6(b) shall serve from the date of their election and qualification until their successors have been duly elected and qualified.  The number of directors constituting the entire membership of the Board of Directors of the Corporation shall be set by the Board of Directors pursuant to the By-Laws of the Corporation.

(d)       A vacancy in the directorships elected by the Series A-1 Stockholders, the G3 Holders or the MPM Holder pursuant to Section 6(b), may be filled by a vote at a meeting called in accordance with the by-laws of the Corporation or written consent in lieu of such meeting of the applicable holders of Preferred Stock, respectively, or by the remaining directors as provided in the Corporation’s By-Laws.

(e)       The holders of capital stock of the corporation, voting as a single class, shall elect the remaining member or members of the Board of Directors of the Corporation.  In any election of directors pursuant to this Section 6(e), each stockholder shall be entitled to one vote for each share of Common Stock held or, if Preferred Stock, into which each such share of Preferred Stock is then convertible (determined in accordance with Section 6(a) hereof), and no stockholder shall be entitled to cumulate its votes by giving one candidate more than one vote per share.  The voting right of the stockholders contained in this Section 6(e) may be exercised at a special meeting of the stockholders called as provided in accordance with the by-laws of the Corporation, at any annual or special meeting of the stockholders of the Corporation, or by written consent of the stockholder in lieu of a meeting.  The director or directors elected pursuant to this Section 6(e) shall serve from the date of their election and qualification until their successors have been duly elected and qualified.

(f)        A vacancy in the directorship or directorships elected by the stockholders pursuant to Section 6(e), may be filled by a vote at a meeting called in accordance with the by-laws of the Corporation or written consent in lieu of such meeting of the stockholders of the Corporation, or by the remaining directors as provided in the Corporation’s By-Laws.

(g)       Except as otherwise expressed, implied or contemplated in this Certificate, the Series A-1 Purchase Agreement or the Merger Agreement, the Corporation shall not, directly or indirectly, through a merger, consolidation, reorganization or otherwise, without the affirmative

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approval of the Senior Majority acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice in the manner provided in the by-laws of the Corporation shall have been given to each Series A-1 Stockholder, Series A-2 Stockholder and Series A-3 Stockholder, to do the following:

(i)            authorize, create, designate, issue or sell any class or series of capital stock (including any shares of treasury stock) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital stock which by its terms is convertible into or exchangeable for any equity security, other than Excluded Stock, which, as to the payment of dividends or distribution of assets, including without limitation distributions to be made upon a Liquidation, is senior to or on a parity with the Series A-1 Stock; or

(ii)           amend, alter or repeal any provision of this Certificate; or

(iii)          permit, approve or agree to any Liquidation, Event of Sale, dissolution or winding up of the Corporation.

The foregoing approval shall be obtained in addition to any approval required by law.

(h)       Except as otherwise expressed, implied or contemplated in this Certificate, the Series A-1 Purchase Agreement or the Merger Agreement, the Corporation shall not, directly or indirectly, through a merger, consolidation, reorganization or otherwise, without the affirmative approval of holders of a majority of the then outstanding shares of Series A-1 Stock, acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice in the manner provided in the by-laws of the Corporation shall have been given to each holder of such Series A-1 Stock, amend, alter or repeal any provision of this Certificate if such amendment, alteration or repeal would (i) alter or change the rights, preferences or privileges of the Series A-1 Stock in a manner that materially adversely affects the Series A-1 Stock and such amendment does not change or alter the comparable rights, preferences or privileges of any other series of New Preferred Stock in a manner that materially adversely affects such other series of New Preferred Stock or (ii) increases or decreases the authorized number of shares of Series A-1 Stock. The foregoing approval shall be obtained in addition to any approval required by law. For purposes of clarification, the creation, authorization or issuance of any new class or series of capital stock of the Corporation having rights, preferences or privileges senior to or on a parity with the Series A-1 Stock (and any amendment to the certificate of incorporation of the Company for purposes of creating or authorizing such new class or series of capital stock) shall not be deemed or treated as materially adversely affecting the Series A-1 Stock.

(i)        Except as otherwise expressed, implied or contemplated in this Certificate, the Series A-1 Purchase Agreement or the Merger Agreement, the Corporation shall not, directly or indirectly, through a merger, consolidation, reorganization or otherwise, without the affirmative approval of holders of a majority of the then outstanding shares of Series A-2 Stock, acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which

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meeting or approval by written consent timely and specific notice in the manner provided in the by-laws of the Corporation shall have been given to each holder of such Series A-2 Stock, amend, alter or repeal any provision of this Certificate if such amendment, alteration or repeal would (i) alter or change the rights, preferences or privileges of the Series A-2 Stock in a manner that materially adversely affects the Series A-2 Stock and such amendment does not change or alter the comparable rights, preferences or privileges of any other series of Preferred Stock in a manner that materially adversely affects such other series of Preferred Stock or (ii) increases or decreases the authorized number of shares of Series A-2 Stock. The foregoing approval shall be obtained in addition to any approval required by law. For purposes of clarification, the creation, authorization or issuance of any new class or series of capital stock of the Corporation having rights, preferences or privileges senior to or on a parity with the Series A-2 Stock (and any amendment to the certificate of incorporation of the Company for purposes of creating or authorizing such new class or series of capital stock) shall not be deemed or treated as materially adversely affecting the Series A-2 Stock.

(j)        Except as otherwise expressed, implied or contemplated in this Certificate, the Series A-1 Purchase Agreement or the Merger Agreement, the Corporation shall not, directly or indirectly, through a merger, consolidation, reorganization or otherwise, without the affirmative approval of holders of a majority of the then outstanding shares of Series A-3 Stock, acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice in the manner provided in the by-laws of the Corporation shall have been given to each holder of such Series A-3 Stock, amend, alter or repeal any provision of this Certificate if such amendment, alteration or repeal would (i) alter or change the rights, preferences or privileges of the Series A-3 Stock in a manner that materially adversely affects the Series A-3 Stock and such amendment does not change or alter the comparable rights, preferences or privileges of any other series of Preferred Stock in a manner that materially adversely effects such other series of Preferred Stock or (ii) increases or decreases the authorized number of shares of Series A-3 Stock. The foregoing approval shall be obtained in addition to any approval required by law. For purposes of clarification, the creation, authorization or issuance of any new class or series of capital stock of the Corporation having rights, preferences or privileges senior to or on a parity with the Series A-3 Stock (and any amendment to the certificate of incorporation of the Company for purposes of creating or authorizing such new class or series of capital stock) shall not be deemed or treated as materially adversely affecting the Series A-3 Stock.

(k)       Except as otherwise expressed, implied or contemplated in this Certificate, the Series A-1 Purchase Agreement or the Merger Agreement, the Corporation shall not, directly or indirectly, through a merger, consolidation, reorganization or otherwise, without the affirmative approval of holders of a majority of the then outstanding shares of Series A-4 Stock, acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice in the manner provided in the by-laws of the Corporation shall have been given to each holder of such Series A-4 Stock, amend, alter or repeal any provision of this Certificate if such amendment, alteration or repeal would (i) alter or change the rights, preferences or privileges of the Series A-4 Stock in a manner that materially adversely affects the Series A-4 Stock and such amendment does not change or alter the

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comparable rights, preferences or privileges of any other series of Preferred Stock in a manner that materially adversely affects such other series of Preferred Stock or (ii) increases or decreases the authorized number of shares of Series A-4 Stock. The foregoing approval shall be obtained in addition to any approval required by law. For purposes of clarification, the creation, authorization or issuance of any new class or series of capital stock of the Corporation having rights, preferences or privileges senior to or on a parity with the Series A-4 Stock (and any amendment to the certificate of incorporation of the Company for purposes of creating or authorizing such new class or series of capital stock) shall not be deemed or treated as materially adversely affecting the Series A-4 Stock.

(l)        Except as otherwise expressed, implied or contemplated in this Certificate, the Series A-1 Purchase Agreement or the Merger Agreement, the Corporation shall not, directly or indirectly, through a merger, consolidation, reorganization or otherwise, without the affirmative approval of holders of a majority of the then outstanding shares of Series A-5 Stock, acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice in the manner provided in the by-laws of the Corporation shall have been given to each holder of such Series A-5 Stock, amend, alter or repeal any provision of this Certificate if such amendment, alteration or repeal would (i) alter or change the rights, preferences or privileges of the Series A-5 Stock in a manner that materially adversely affects the Series A-5 Stock and such amendment does not change or alter the comparable rights, preferences or privileges of any other series of Preferred Stock in a manner that materially adversely affects such other series of Preferred Stock or (ii) increases or decreases the authorized number of shares of Series A-5 Stock. The foregoing approval shall be obtained in addition to any approval required by law. For purposes of clarification, the creation, authorization or issuance of any new class or series of capital stock of the Corporation having rights, preferences or privileges senior to or on a parity with the Series A-5 Stock (and any amendment to the certificate of incorporation of the Company for purposes of creating or authorizing such new class or series of capital stock) shall not be deemed or treated as materially adversely affecting the Series A-5 Stock.

(m)      Except as otherwise expressed, implied or contemplated in this Certificate, the Series A-1 Purchase Agreement or the Merger Agreement, the Corporation shall not, directly or indirectly, through a merger, consolidation, reorganization or otherwise, without the affirmative approval of holders of a majority of the then outstanding shares of Series A-6 Stock, acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice in the manner provided in the by-laws of the Corporation shall have been given to each holder of such Series A-6 Stock, amend, alter or repeal any provision of this Certificate if such amendment, alteration or repeal would (i) alter or change the rights, preferences or privileges of the Series A-6 Stock in a manner that materially adversely affects the Series A-6 Stock and such amendment does not change or alter the comparable rights, preferences or privileges of any other series of Preferred Stock in a manner that materially adversely affects such other series of Preferred Stock or (ii) increases or decreases the authorized number of shares of Series A-6 Stock. The foregoing approval shall be obtained in addition to any approval required by law. For purposes of clarification, the creation, authorization or issuance of any new class or series of capital stock of the Corporation having rights, preferences

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or privileges senior to or on a parity with the Series A-6 Stock (and any amendment to the certificate of incorporation of the Company for purposes of creating or authorizing such new class or series of capital stock) shall not be deemed or treated as materially adversely affecting the Series A-6 Stock.

(n)       The Corporation shall obtain the consent of the Board of Directors before it may authorize or issue any additional shares of capital stock of the Corporation or any of its subsidiaries.

7.     Conversion.

(a)       Any Preferred Stockholder shall have the right, at any time or from time to time, to convert any or all of its shares of Preferred Stock into that number of fully paid and nonassessable shares of Common Stock for each share of Preferred Stock so converted equal to the quotient of the Series A-1 Original Purchase Price, Series A-2 Original Purchase Price, Series A-3 Original Purchase Price, Series A-4 Original Purchase Price, Series A-6 Original Purchase Price or Series A-6 Original Purchase Price, as applicable, for such share divided by the Series A-1 Conversion Price, the Series A-2 Conversion Price, Series A-3 Conversion Price, Series A-4 Conversion Price, Series A-5 Conversion Price or the Series A-6 Conversion Price (each as defined in Section 7(e)(i) hereof), as applicable, for such share of Preferred Stock, as last adjusted and then in effect, rounded up to the nearest one-tenth of a share; provided, however, that cash shall be paid in lieu of the issuance of fractional shares of Common Stock, as provided in Section 7(d) hereof.

(b)       (i) Any Preferred Stockholder who exercises the right to convert shares of Preferred Stock into shares of Common Stock pursuant to this Section 7 shall be entitled to payment of all accrued dividends, whether or not declared and all declared but unpaid dividends payable with respect to such Preferred Stock pursuant to Section 3 herein, up to and including the Conversion Date (as defined in Section 7(b)(iii) hereof).

(ii)           Any Preferred Stockholder may exercise the right to convert such shares into Common Stock pursuant to this Section 7 by delivering to the Corporation during regular business hours, at the office of the Corporation or any transfer agent of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted (the “New Preferred Certificate”), duly endorsed or assigned in blank to the Corporation (if required by it) or an affidavit of loss as to the same.

(iii)          Each New Preferred Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock (the “Common Certificate”) are to be issued.  Such conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “Conversion Date.”

(iv)          As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, (A) a Common Certificate for the number of full shares of Common Stock to which such holder is entitled and (B) a check or cash in respect of any fractional interest in shares of Common

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Stock to which such holder is entitled, as provided in Section 7(d) hereof, payable with respect to the shares so converted up to and including the Conversion Date.

(v)           The person in whose name the Common Certificate or Certificates are to be issued shall be deemed to have become a holder of record of Common Stock on the applicable Conversion Date, unless the transfer books of the Corporation are closed on such Conversion Date, in which event the holder shall be deemed to have become the stockholder of record on the next succeeding date on which the transfer books are open, provided that the Series A-1 Conversion Price, the Series A-2 Conversion Price, Series A-3 Conversion Price, Series A-4 Conversion Price, the Series A-5 Conversion Price or the Series A-6 Conversion Price, as applicable, upon which the conversion shall be executed shall be that in effect on the Conversion Date.

(vi)          Upon conversion of only a portion of the number of shares covered by a New Preferred Certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such New Preferred Certificate, at the expense of the Corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the New Preferred Certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such Preferred Stock.

(c)       If a Preferred Stockholder shall surrender more than one share of the same class of Preferred Stock for conversion at any one time, then the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered.

(d)       No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. The Corporation shall instead pay a cash adjustment for any such fractional interest in an amount equal to the Current Market Price thereof on the Conversion Date, as determined in accordance with Section 7(e)(vi) hereof.

(e)       For all purposes of this Certificate of Designations, the initial conversion price of the Series A-1 Stock shall be $8.142, the initial conversion price of the Series A-2 Stock shall be $8.142,  the initial conversion price of the Series A-3 Stock shall be $8.142, the initial conversion price of the Series A-4 Stock shall be $8.142, the initial conversion price of the Series A-5 Stock shall be $8.142, and the initial conversion price of the Series A-6 Stock shall be $8.142, in each case subject to adjustment from time to time as follows (the conversion price of any or each of the Series A-1 Stock, the Series A-2 Stock, the Series A-3 Stock, the Series A-4 Stock, the Series A-5 Stock and the Series A-6 Stock is sometimes referred to generically in this Section 7 as the “Conversion Price”):

(i)            Subject to Section 7(e)(ii) and 7(e)(x) below, if the Corporation shall, at any time or from time to time after the Series A-1 Original Issuance Date, issue or sell any shares of Common Stock (which term, for purposes of this Section 7(e)(i), including all subsections thereof, shall be deemed to include all other securities convertible into, or exchangeable or exercisable for, shares of Common Stock (including, but not limited to, Preferred Stock) or options to purchase or other rights to subscribe for such convertible or exchangeable securities, in each case other than Excluded Stock (as defined in Section 7(e)(ii)

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below), for a consideration per share less than the Series A-1 Conversion Price in effect immediately prior to the issuance of such Common Stock or other securities (a “Dilutive Issuance”), then (X) the Conversion Price of the Series A-1 Stock (the “Series A-1 Conversion Price”) in effect immediately prior to each such Dilutive Issuance shall automatically be reduced to a price equal to the product obtained by multiplying such Series A-1 Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Preferred Stock, but excluding shares of Common Stock issuable upon conversion of any dividends accrued on such Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the additional stock so issued would purchase at such Series A-1 Conversion Price as in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Preferred Stock, but excluding shares of Common Stock issuable upon conversion of any dividends accrued on such Preferred Stock) plus the number of shares of additional stock so issued, (Y) the Conversion Price for the Series A-2 Stock (the “Series A-2 Conversion Price”) in effect immediately prior to each such Dilutive Issuance shall automatically be reduced to a price equal to the product obtained by multiplying such Series A-2 Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Preferred Stock, but excluding shares of Common Stock issuable upon conversion of any dividends accrued on such Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the additional stock so issued would purchase at such Series A-2 Conversion Price as in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Preferred Stock, but excluding shares of Common Stock issuable upon conversion of any dividends accrued on such Preferred Stock) plus the number of shares of additional stock so issued, and (Z) the Conversion Price for the Series A-3 Stock (the “Series A-3 Conversion Price”) in effect immediately prior to each such Dilutive Issuance shall automatically be reduced to a price equal to the product obtained by multiplying such Series A-3 Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Preferred Stock, but excluding shares of Common Stock issuable upon conversion of any dividends accrued on such Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the additional stock so issued would purchase at such Series A-3 Conversion Price as in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Preferred Stock, but excluding shares of Common Stock issuable upon conversion of any dividends accrued on such Preferred Stock) plus the number of shares of additional stock so issued.  For purposes of this Section 7(e)(i), the number of shares of Common Stock deemed issuable upon conversion of such outstanding shares of Existing Preferred Stock shall be determined without giving effect to

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any adjustments to the applicable Conversion Price resulting from the Dilutive Issuance that is the subject of this calculation. For purposes of Part B of this Certificate, the term “Series A-4 Conversion Price” shall mean the Conversion Price of the Series A-4 Stock, the term “Series A-5 Conversion Price” shall mean the Conversion Price of the Series A-5 Stock and the term “Series A-6 Conversion Price” shall mean the Conversion Price of the Series A-6 Stock. For the purposes of any adjustment of the Conversion Price pursuant to this Section 7(e)(i), the following provisions shall be applicable.

a.             In the case of the issuance of Common Stock in whole or in part for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof, plus the value of any property other than cash received by the Corporation, determined as provided in Section 7(e)(i)(b) hereof, plus the value of any other consideration received by the Corporation determined as set forth in Section 7(e)(i)(c) hereof.

b.             In the case of the issuance of Common Stock for a consideration in whole or in part in property other than cash, the value of such property other than cash shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors, irrespective of any accounting treatment; provided, however, that such fair market value of such property as determined by the Board of Directors shall not exceed the aggregate Current Market Price (as defined in Section 7(e)(viii) hereof) of the shares of Common Stock or such other securities being issued, less any cash consideration paid for such shares, determined as provided in Section 7(e)(i)(a) hereof and less any other consideration received by the Corporation for such shares, determined as set forth in Section 7(e)(i)(c) hereof.

c.             In the case of the issuance of Common Stock for consideration in whole or in part other than cash or property, the value of such other consideration shall be deemed to be the aggregate par value of such Common Stock (or the aggregate stated value if such Common Stock has no par value).

d.             In the case of the issuance of options or other rights to purchase or subscribe for Common Stock or the issuance of securities by their terms convertible into or exchangeable or exercisable for Common Stock or options to purchase or other rights to subscribe for such convertible or exchangeable or exercisable securities:

i.              the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 7(e)(i)(a), (b) and (c) hereof), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby (the consideration in each case to be determined in the manner provided in Sections 7(e)(i)(a), (b) and (c) hereof);

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ii.             the aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 7(e)(i)(a), (b) and (c) hereof);

iii.            if there is any change (whether automatic pursuant to the terms contained therein or as a result of the amendment of such terms) in the exercise price of, or number of shares deliverable upon exercise of, any such options or rights or upon the conversion or exchange of any such convertible or exchangeable securities (other than a change resulting from the original antidilution provisions thereof in place at the time of issuance of such security), then the applicable Conversion Price shall automatically be readjusted in proportion to such change (notwithstanding the foregoing, no adjustment pursuant to this clause shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price on the original adjustment date, or (ii) the applicable Conversion Price that would have resulted from any Dilutive Issuances between the original adjustment date and such readjustment date);

iv.            upon the expiration of any such options or rights or the termination of any such rights to convert or exchange such convertible or exchangeable securities (or in the event that the change that precipitated an adjustment pursuant to Section 7(e)(i)(d)(iii) hereof is reversed or terminated, or expires), then the applicable Conversion Price shall be automatically readjusted to the applicable Conversion Price that would have been obtained had such options, rights or convertible or exchangeable securities not been issued; and

v.             if the terms of any option or convertible security (excluding options or convertible securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock which are Excluded Stock), the issuance of which was not a Dilutive Issuance, are revised after the Series A-1 Original Issuance Date (either automatically pursuant the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such option or convertible security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such option or convertible security, as so amended, and the shares of Common Stock subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(ii)           “Excluded Stock” shall mean:

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a.             Common Stock issued upon conversion of any shares of Preferred Stock, including any shares of Common Stock issuable upon conversion of any dividends accrued on such Preferred Stock;

b.             Common Stock issued or issuable to officers, directors or employees of or consultants or independent contractors to the Corporation, pursuant to any written agreement, plan or arrangement to purchase, or rights to subscribe for, such Common Stock, including Common Stock issued under the Corporation’s 2003 Long-Term Incentive Plan, as amended, or other equity incentive plan or other agreements that have been approved in form and in substance by the Senior Majority, calculated in accordance with Section 6(a) (including, in such calculation, any outstanding restricted stock awards held by such holders), and which, as a condition precedent to the issuance of such shares, provide for the vesting of such shares and subject such shares to restrictions on transfer and rights of first offer in favor of the Corporation, and restricted stock grants to directors, employees or consultants as approved by the Board of Directors of the Corporation; provided, however, that the maximum number of shares of Common Stock heretofore or hereafter issuable pursuant to the Corporation’s 2003 Long-Term Incentive Plan, as amended, and all such agreements, plans and arrangements shall not exceed 2,015,666 shares of Common Stock;

c.             Common Stock issued as a stock dividend or distribution on the Preferred Stock payable in shares of Common Stock, or capital stock of any other class issuable upon any subdivision, recombination, split-up or reverse stock split of all the outstanding shares of such class of capital stock;

d.             Common Stock or other securities issued or issuable to banks, lenders or landlords, provided that each such issuance is approved by the Board of Directors , including, but not limited to, warrants to acquire Common Stock held by Silicon Valley Bank (or its affiliates, successors and assignees), warrants to purchase Preferred Stock issued or to be issued to GE Healthcare Financial Services, Inc. (“GEHFS”) and Oxford Finance Corporation (“OFC”) pursuant to a proposed debt financing approved by the Board of Directors (the “GE Financing”), shares of Preferred Stock issued or issuable to GE in connection with the GE Financing or upon exercise by GEHFS or OFC of warrants issued in the GE Financing and shares of common stock issuable upon conversion of any such shares of Preferred Stock issued to GEHFS or OFC pursuant to the GE Financing;

e.             Common Stock or other securities issued or issuable to third parties in connection with strategic partnerships or alliances, corporate partnerships, joint ventures or other licensing transactions, provided that each such transaction and related issuance is approved by the Board of Directors, , including, but not limited to, (A) any shares of Preferred Stock or Common Stock issued or issuable to Ipsen Pharma SAS (“Ipsen”), pursuant to the terms of that certain License Agreement, as amended and may be amended with the approval of the Board of Directors of the Corporation and in effect from time to time, by and between the Corporation and Ipsen as payment for milestones in lieu of cash payments and (B) hares of Series A-5 Stock issued or issuable pursuant to that certain Stock Issuance Agreement as of March 29, 2011 by and between the Corporation and Nordic Bioscience and the letter agreement as of March 29, 2011 by and between the Corporation and Nordic Bioscience, pursuant to which the Corporation will issue shares of the Corporation’s

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Series A-5 Convertible Preferred Stock, $0.01 par value per share and the issuance of Series A-6 Stock issued or to be issued as dividends on such Series A-5 Stock, and shares of Common Stock issuable upon conversion of any such shares of Series A-5 Stock and Series A-6 Stock;

f.              Common Stock or other securities issued or issuable pursuant to the acquisition by the Corporation of any other corporation, partnership, joint venture, trust or other entity by any merger, stock acquisition, reorganization, or purchase of substantially all assets or otherwise in which the Corporation or its stockholders of record immediately prior to the effective date of such transaction, directly or indirectly, own at least a majority of the voting power of the acquired entity or the resulting entity after such transaction, in each case so long as approved by the Board of Directors;

g.             Common Stock or other securities, the issuance of which is approved by the Senior Majority, with such approval expressly waiving the application of the anti-dilution provisions of this Section 7 as a result of such issuance;

h.             Preferred Stock or Common Stock issued or issuable pursuant to any warrant outstanding as of the date hereof or any warrant and any shares of Preferred Stock or common stock, or common stock issued upon exercise of any Preferred Stock, issued in connection with the Qualified Financing, including, but not limited to a warrant for shares of Series A-1 Preferred Stock issued or issuable to Leerink Swan, any shares of Preferred Stock or Common Stock upon exercise thereof and any Common Stock issuable upon conversion of such Preferred Stock issued upon exercise thereof; and

i.              All shares of Preferred Stock and Common Stock issued in connection with the Qualified Financing as provided in this Certificate and the Series A-1 Purchase Agreement, and all shares of Common Stock issued or issuable upon conversion of any such shares of Preferred Stock.

(iii)          If the number of shares of Common Stock outstanding at any time after the Series A-1 Original Issuance Date (as defined in Section 8) is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the applicable Conversion Price shall be appropriately decreased in the form of a Proportional Adjustment (as defined in Section 8) so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase in outstanding shares.

(iv)          If the number of shares of Common Stock outstanding at any time after the Series A-1 Original Issuance Date is decreased by a combination of the outstanding shares of Common Stock (other than pursuant to the Reverse Split), then, following the record date for such combination, the applicable Conversion Price shall be appropriately increased in the form of a Proportional Adjustment so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

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(v)           Except as otherwise contemplated in the Series A-1 Purchase Agreement, if at any time after the Series A-1 Original Issuance Date, the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than shares of Common Stock) or in cash or other property, then and in each such event provision shall be made so that the holders of the Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of the Corporation, cash or other property which they would have been entitled to receive had the Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of such securities, cash, or other property in an amount equal to the amount of such securities, cash, or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

(vi)          Subject to the provisions of Section 4(i) above, in the event, at any time after the Series A-1 Original Issuance Date, of any capital reorganization, or any reclassification of the capital stock of the Corporation (other than pursuant to the Reverse Split, other than as contemplated under this Certificate and the Series A-1 Purchase Agreement and other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than pursuant to the Merger Agreement and other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the powers, designations, preferences and rights, or the qualifications, limitations or restrictions, if any, of the capital stock of the Corporation) or of the sale or other disposition of all or substantially all the properties and assets of the Corporation in their entirety to any other person (any such transaction, an “Extraordinary Transaction”), then the Corporation shall provide appropriate adjustment in the form of a Proportional Adjustment to the applicable Conversion Price with respect to each share of Preferred Stock outstanding after the effectiveness of such Extraordinary Transaction such that each share of Preferred Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation, or of the corporation resulting from or surviving such Extraordinary Transaction, that a holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such share of Preferred Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section 7(e)(vi) shall similarly apply to successive Extraordinary Transactions.

(vii)         All calculations under this Section 7(e) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

(viii)        For the purpose of any computation pursuant to Section 7(d), Section 3(a) hereof or this Section 7(e), the “Current Market Price” at any date of one share of Common

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Stock shall be defined as the average of the daily closing prices for the 20 consecutive Business Days ending on the fifth (5th) Business Day before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such 20 Business Day period), determined as follows:

a.             If the Common Stock is listed or admitted for trading on a national securities exchange, then the closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

b.             If the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price shall be equal to the last reported bid and asked prices on such day as reported by the NASD OTCBB or the National Quotation Bureau, Inc., or any similar reputable quotation and reporting service if such quotation is not reported by the NASD OTCBB or the National Quotation Bureau, Inc.

c.             If the Common Stock is not traded in such manner that the quotations referred to in this Section 7(e)(viii) are available for the period required hereunder, then the Current Market Price shall be the fair market value of such share, as determined in good faith by a majority of the entire Board of Directors.

(ix)           In any case in which the provisions of this Section 7(e) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any shares of Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment, and (B) paying to such holder any cash amounts in lieu of fractional shares pursuant to Section 7(d) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares and such cash upon the occurrence of the event requiring such adjustment.

(x)            If a state of facts shall occur that, without being specifically controlled by the provisions of this Section 7, would not fairly protect the conversion rights of the holders of the Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights.

(f)        Whenever the applicable Conversion Price shall be adjusted as provided in Section 7(e) hereof, the Corporation shall forthwith file and keep on record at the office of the Secretary of the Corporation and at the office of its transfer agent or at such other place as may be designated by the Corporation, a statement, signed by both its President or Chief Executive Officer and its Treasurer or Chief Financial Officer, showing in detail the facts requiring such adjustment and the applicable Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt

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requested, postage prepaid, to each Preferred Stockholder at such holder’s address appearing on the Corporation’s records. Where appropriate, such copy shall be given in advance of any such adjustment and shall be included as part of a notice required to be mailed under the provisions of Section 7(g) hereof.

(g)       In the event the Corporation shall propose to take any action of the types described in Section 7(e)(i), (iii), (iv) or (v) hereof, or any other Event of Sale, other then the transactions contemplated by the Series A-1 Purchase Agreement and the Merger Agreement, the Corporation shall give notice to each Preferred Stockholder in the manner set forth in Section 7(f) hereof, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the applicable Conversion Price with respect to the Preferred Stock, and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon each conversion of Preferred Stock. In the case of any action (other than any action contemplated or required by the Series A-1 Purchase Agreement or Merger Agreement) that would require the fixing of a record date, such notice shall be given at least 20 days prior to the record date so fixed, and in the case of any other action, such notice shall be given at least 30 days prior to the taking of such proposed action.

(h)       The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Preferred Stockholder in respect of which such shares of Preferred Stock are being issued.

(i)        The Corporation shall reserve out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Preferred Stock.

(j)        All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, not subject to any preemptive or similar rights, and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

8.     Definitions.  As used in this Certificate of Designations, the following terms shall have the corresponding meanings:

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks are closed in the city and state where the principal executive office of the Corporation is located.

“Series A-1 Original Issuance Date” shall mean the date of issuance by the Corporation of the first share of Series A-1 Stock to be issued by the Corporation.

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“Series A-1 Original Purchase Price” shall mean, with respect to the Series A-1 Stock, $81.42 per share, subject, for all purposes other than Section 7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.

“Series A-2 Original Purchase Price” shall mean, with respect to the Series A-2 Stock, $81.42 per share, subject, for all purposes other than Section 7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.

“Series A-3 Original Purchase Price” shall mean, with respect to the Series A-3 Stock, $81.42 per share, subject, for all purposes other than Section 7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.

“Series A-4 Original Purchase Price” shall mean, with respect to the Series A-4 Stock, $81.42 per share, subject, for all purposes other than Section 7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.

“Series A-5 Original Purchase Price” shall mean, with respect to the Series A-5 Stock, $81.42 per share, subject, for all purposes other than Section 7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.

“Series A-6 Original Purchase Price” shall mean, with respect to the Series A-6 Stock, $81.42 per share, subject, for all purposes other than Section 7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.

“Proportional Adjustment” shall mean an adjustment made to the price of the Preferred Stock upon the occurrence of a stock split, reverse stock split, stock dividend, stock combination reclassification or other similar change with respect to such security, such that the price of one share of the Preferred Stock before the occurrence of any such change shall equal the aggregate price of the share (or shares or fractional share) of such security (or any other security) received by the holder of the Preferred Stock with respect thereto upon the effectiveness of such change.

“Qualified Financing” shall mean the transaction involving the issuance of shares of Series A-1 Stock pursuant to the terms of the Series A-1 Purchase Agreement.

“Series A-1 Purchase Agreement” shall mean that certain Series A-1 Convertible Preferred Stock Purchase Agreement dated as of April 25, 2011 by and among the Radius Health, Inc., a Delaware corporation and the “Investors” party thereto.

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9.     Forced Conversion and Forfeiture Upon Failure to Perform Future Funding Obligations Pursuant to the Series A-1 Purchase Agreement.

(a)       Trigger Event.  In the event that an Investor (as defined in the Series A-1 Purchase Agreement) does not timely and completely fulfill his, her or its Future Funding Obligations (as defined in the Series A-1 Purchase Agreement) in the Qualified Financing pursuant to the terms of the Series A-1 Purchase Agreement, then (i) all shares of Preferred Stock then held by such Investor shall automatically, and without any further action on the part of such Investor, be converted into shares of Common Stock at a rate of 1 share of Common Stock for every 10 shares of Preferred Stock to be so converted and (ii) the Corporation shall have the right to repurchase and each such holders shall be required to sell all shares of Common Stock issued upon conversion (either pursuant to the foregoing clause (i) or otherwise) of all of the Additional A-1 Preferred Stock (as defined in the Series A-1 Purchase Agreement), all Series A-2 Stock, all Series A-3 Stock and all Series A-4 Stock issued to such Stockholder pursuant to the Automatic Reclassification (as defined in the Series A-1 Purchase Agreement) (the “Repurchased Shares”) for a per share purchase price equal to the par value of such Repurchased Shares and all such Repurchased Shares shall thereafter be cancelled by the Corporation and no longer be issued and outstanding shares of capital stock of the Corporation in accordance with Section 4(e) of the Series A-1 Purchase Agreement and Section 9(b) below. The conversion and repurchase of shares of the Corporation set forth in this Section 9(a) is referred to as a “Subsequent Closing Adjustment.”

(b)       Procedural Requirements.  Upon a Subsequent Closing Adjustment, each holder of shares of Preferred Stock converted pursuant to Section 9(a) shall be sent written notice of such Subsequent Closing Adjustment and the place designated for mandatory conversion of all such shares of Preferred Stock and the repurchase of all Repurchased Shares.  Upon receipt of such notice, each holder of such shares of Preferred Stock and Repurchased Shares shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion or repurchase shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  All rights with respect to the Preferred Stock so converted or such Repurchased Shares to be repurchased, including the rights, if any, to receive notices and vote (other than as a holder of shares of Common Stock that are not Repurchased Shares), will terminate at the time of the failure to fulfill the obligations of any Closing (as defined in the Series A-1 Purchase Agreement) (notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this Section 9(b).  As soon as practicable after the the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock so converted that is not included among the Repurchased Shares, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Section 7(d) in lieu of any fraction of a share of Common Stock otherwise issuable

29

upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted.  Such converted Preferred Stock, together with all Repurchased Shares repurchased pursuant to Section 9(a)(ii) and/or (iii) shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock and Common Stock accordingly.

10.       Special Mandatory Conversion.

(a)       Trigger Events.  Each share of Preferred Stock shall be automatically converted into fully paid and non-assessable shares of Common Stock at the then-effective applicable Conversion Price in the event that (i) the Senior Majority shall have elected to convert all shares of Preferred Stock or (2) the Common Stock of the Corporation becomes listed for trading on a national securities exchange. Each of the conversions set forth in this Section 10(a) is referred to as a “Special Mandatory Conversion.”  All accrued but unpaid dividends on shares Preferred Stock shall be paid, in cash or additional shares at the discretion of the Board of Directors, in connection with any Special Mandatory Conversion.

(b)       Procedural Requirements.  Upon a Special Mandatory Conversion, each holder of shares of Preferred Stock converted pursuant to Section 10(a) shall be sent written notice of such Special Mandatory Conversion and the place designated for mandatory conversion of all shares of Preferred Stock.  Upon receipt of such notice, each holder of such shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  All rights with respect to the Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the time of the Special Mandatory Conversion (notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this Section 10(b).  As soon as practicable after the Special Mandatory Conversion and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock so converted, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Section 7(d) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted, and a new certificate for the number of shares, if any, of Preferred Stock represented by such surrendered certificate and not converted pursuant to Section 10(a).  Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may

30

thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

(c)       Duration of Section. This Section 10 and the rights and obligations of the parties hereunder shall automatically terminate on the consummation of a Liquidation or an Event of Sale.

3.             The undersigned further certifies that the authorized number of shares of Preferred Stock is Ten Million (10,000,000) and that the authorized number of shares of the Series A-1 Stock, none of which has been issued, is One Million (1,000,000), that the authorized number of shares of the Series A-2 Stock, none of which has been issued, is Nine Hundred Eighty-three Thousand Two Hundred Thirteen (983,213), that the authorized number of shares of the Series A-3 Stock, none of which has been issued, is One Hundred Forty-two Thousand Two Hundred Thirty (142,230), that the authorized number of shares of the Series A-4 Stock, none of which has been issued, is Four Thousand (4,000), that the authorized number of shares of the Series A-5 Stock, none of which has been issued, is Seven Thousand (7,000), and that the authorized number of shares of the Series A-6 Stock, none of which has been issued, is Eight Hundred Thousand (800,000).

4.             The resolution set forth above has been duly adopted by all necessary action on the part of the Corporation.

[signature page follows]

31

IN WITNESS WHEREOF, MPM ACQUISITION CORP. has caused this Certificate to be executed by                                  , its                               , this 17 day of May, 2011.

MPM ACQUISITION CORP.

By:
Name:
Title:

32

Exhibit C

LETTER OF TRANSMITTAL

For Delivery of Shares of Common Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock,
Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock and Series A-6 Preferred Stock

of

RADIUS HEALTH, INC.

Pursuant to the Agreement and Plan of Merger by and among

MPM ACQUISITION CORP.

 and

RHI MERGER CORP.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ON THE LAST PAGE HEREOF WILL NOT CONSTITUTE A VALID DELIVERY TO MPM ACQUISITION CORP.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ

CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

NOTE:  SIGNATURES MUST BE PROVIDED BELOW

Reference is hereby made to that certain Agreement and Plan of Merger (the “Merger Agreement”) entered into on or about April 22, 2011 by and among (i) MPM ACQUISITION CORP., a Delaware corporation (the “Parent”), (ii) RHI MERGER CORP., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”),  and (iii) RADIUS HEALTH, INC., a Delaware corporation, (the “Company”).  Capitalized terms used herein without definition shall have the meanings specified in the Merger Agreement.

Pursuant to the Merger Agreement, Merger Sub merged with and into the Company on or about May 17, 2011 (the “Merger”).  At the Effective Time of the Merger, subject to certain exceptions, each outstanding share of Company Preferred Stock and Company Common Stock (each a “Share” and collectively, the “Shares”), other than any “Dissenting Shares” as referenced in the Merger Agreement, was converted into the right to receive, as set forth in the Merger Agreement, a portion of the consideration payable by Parent in the Merger through the issuance of shares of Parent Preferred Stock and Company Common Stock, respectively, in each case without interest.  The shares of Parent Preferred Stock and Parent Common Stock and cash in lieu of fractional shares to be received upon delivery of the Shares pursuant to the terms of the Merger Agreement are referred to herein as the “Merger Consideration.”

In order to receive the Merger Consideration for your Shares, you must deliver the following documents and items to the Parent, at the address provided in the Instructions and Terms set forth below:

•                  a completed and signed Letter of Transmittal;

•                  a completed and signed Substitute Form W-9 (if you are a U.S. resident) or a completed and signed Form W-8BEN (if you are a non-U.S. resident); and

•                  your original stock certificate(s) representing your Shares.

Parent will issue checks with respect to any cash in lieu of fractional shares.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Letter of Transmittal

RADIUS HEALTH, INC.

RHI MERGER CORP.

MPM ACQUISITION CORP.

Re:          Merger of Radius Health, Inc. and RHI Merger Corp.

Ladies and Gentlemen:

The undersigned hereby delivers to MPM ACQUISITION CORP. (the “Parent”) the below-described Shares of RADIUS HEALTH, INC. (the “Company”), upon the terms and subject to the conditions set forth in that certain Agreement and Plan of Merger entered into on or about April 22, 2011 (the “Merger Agreement”), among the Parent, RHI Merger Corp. and the Company, and this Letter of Transmittal, receipt of which is hereby acknowledged.  Capitalized terms used herein without definition shall have the meanings specified in the Merger Agreement.

The undersigned represents and warrants that the undersigned is the sole record and beneficial owner of the Shares (as defined in this Letter of Transmittal) described below and is entitled to receive the entire Merger Consideration (as defined in this Letter of Transmittal) payable with respect to such Shares.  The undersigned hereby waives all dissenters’ appraisal rights or similar rights or remedies to which he, she or it may be entitled, available under Section 262 of the Delaware General Corporation Law, or any other applicable law, in connection with the Merger and the transactions contemplated by the Merger Agreement.

The undersigned hereby acknowledges that failure to provide a properly completed and signed Substitute Form W-9 (if the undersigned is a U.S. resident) or a properly completed and signed Form W-8BEN (if the undersigned is not a U.S. resident), may result in backup withholding of 28% under U.S. tax laws of any Merger Consideration payments made to the undersigned, and may result in a penalty imposed by the U.S. Internal Revenue Service.

The undersigned represents and warrants that the undersigned has full power and authority to execute and deliver this Letter of Transmittal and to deliver and transfer the certificates representing the undersigned’s Shares (the “Certificates”).  In addition, the undersigned shall promptly remit and transfer to the Parent any and all distributions, rights or other securities issued or issuable in respect of such Shares after the date hereof, other than the Merger Consideration (collectively, “Distributions”), in respect of the Shares delivered hereby, accompanied by appropriate documentation of transfer and, pending such remittance or appropriate assurance thereof, the Parent shall be, subject to applicable law, entitled to all rights and privileges as owner of any such Distributions and may withhold the entire Merger Consideration or deduct from the Merger Consideration the amount or value thereof, as determined by the Parent in its sole discretion.

The undersigned hereby represents and warrants that the mailing address set forth below is the true, correct and complete mailing address for the undersigned and the undersigned hereby agrees to indemnify and hold harmless Parent, the Company and their respective agents and representatives from any claims by any person, including the undersigned, relating to the delivery of any Merger Consideration to be paid to the undersigned to such address.

Please issue all certificates representing shares of Parent Preferred Stock and Parent Common Stock, as the case may be, issuable to the undersigned in the Merger and all checks for cash in lieu of fractional shares to the undersigned. It is the obligation of the undersigned to notify the Parent of any change in the addresses set forth herein.

The undersigned acknowledges and agrees that the delivery will be effected, and the risk of loss and title to the certificates representing the outstanding shares of Company Preferred Stock or Company Common Stock, as the case may be, will pass only upon delivery of such certificates to Parent or an affidavit of lost security and indemnity agreement (see instruction 4).

The undersigned agrees and acknowledges that its right to receive the Merger Consideration is subject to the provisions of the Merger Agreement and agrees to be bound by all of the provisions of the Merger Agreement to the same extent as if the undersigned were a party to the Merger Agreement. The undersigned acknowledges that Parent will not deliver a closing payment to the undersigned unless the undersigned delivers to Parent Certificates representing the Shares covered by this Letter of Transmittal (or an affidavit of lost security and indemnity agreement (see instruction 4)), this Letter of Transmittal executed by the undersigned and the Form W-9.  The undersigned also acknowledges that Parent or Company may withhold certain amounts from the closing payment that may be required to be withheld by applicable law.

The undersigned acknowledges that no interest will accrue with respect to the Merger Consideration.

The undersigned agrees to release and forever discharge Company, Parent, Merger Sub and their respective affiliates, stockholders, agents, directors, officers, assigns, predecessors and successors (collectively, the “Released Parties”) from any and all legal, equitable or other claims with respect to ownership of any equity interest in the Company, including, without limitation, (a)

breach of duty, tort, contract (express or implied), or relief or rights under any federal, state or local law, statute or regulation or pursuant to any organizational documents of Company, (b) at law or in equity, or (c) based in any other way upon any act or omission on the part of the Released Parties and derivative rights that the undersigned had or now have, or that may hereafter have against any released party by reason of any event, transaction, conduct, occurrence, relationship or cause whatsoever occurring on or prior to the date of this Letter of Transmittal; provided, however, that the undersigned is not releasing the undersigned’s rights, if any, (1) under the Merger Agreement and the related documents executed in connection therewith; (2) under that Series A-1 Convertible Preferred Stock Purchase Agreement, dated on our about April 22, 2011 (the “Stock Purchase Agreement”) and the related documents executed in connection therewith, each of which was assumed by Parent in the Merger; (3) if the undersigned is a director or officer of the Company, under (i) the indemnification provisions contained in the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries and (ii) any directors and officers insurance policy (or any “tail” policy thereof) of the Company or any of its subsidiaries against which the undersigned is entitled to make a claim; (4) if the undersigned is an employee of the Company, with respect to salaries, bonuses and expenses in the aggregate that have accrued in the ordinary course of business; (5) if the undersigned is any employee of the Company, to accrued vacation and vested benefits in the aggregate under the Company’s employee benefit plans, other than with respect to options to acquire capital stock of the Company granted to the undersigned by the Company; and (6) with respect to claims against Parent that relate to or arise out of agreements, events, matters, causes, things, acts, omissions or conduct to the extent unrelated to the Company, the Merger Agreement, the Stock Purchase Agreement and the transactions contemplated thereby.

No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned.  All obligations of the undersigned hereunder shall be binding upon the heirs, executors, administrators, legal representatives, successors and assigns of the undersigned. Nothing herein is intended to or will confer any rights or remedies on any person other than the undersigned or the parties to the Merger Agreement.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Complete the following with respect to all Shares being delivered with this letter of transmittal:

DESCRIPTION OF SHARES DELIVERED

Share Certificate(s) and Shares Delivered (Attach additional list, if necessary)
NAME(S) and ADDRESS(ES) of the Registered Holder(s) (please fill in exactly as name appears on Share Certificate)	Class of Security (Company Preferred Stock and Company Common Stock)	Share Certificate Number(s)	Total Number of Shares Represented by Certificate(s) (Pre-Reverse Split)	Total Number of Shares Represented by Certificate(s) (Post-Reverse Split)

Total Shares:

☐    Check here if any of the Certificates representing Shares that you own have been lost or destroyed and see Instruction 4.

Number of Shares represented by lost or destroyed Certificates:

IMPORTANT

HOLDER(S) SIGN HERE

 (Please also complete Substitute Form W-9 if you are a U.S. resident or a Form W-8BEN if you are not a U.S. resident)

By signing below, you agree to be bound by the Instructions and Terms of the Letter of Transmittal.

Signature of holder(s):

Date:                                    , 2011

(Must be signed by registered holder(s) exactly as name(s) appear(s) on the Certificate(s) for the Shares or on a security position listing or by person(s) authorized to become registered holder(s) by Certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information.)

Name(s):
(Please Print)

Capacity (Full Title):

Address:

(Include Zip Code)

(Daytime Area Code and Telephone No.)

(Tax Identification or Social Security No.)

INSTRUCTIONS AND TERMS

1. Delivery of Letter of Transmittal and Certificates. This Letter of Transmittal is to be used if Certificates are to be forwarded herewith.  Certificates evidencing all physically delivered Shares, as well as this Letter of Transmittal (or copy thereof), properly completed and duly executed and all other documents required by this Letter of Transmittal must be received by Parent at its address(es) set forth herein before payment for such Shares will be made.  If Certificates are forwarded to Parent in multiple deliveries, a properly completed and duly executed Letter of Transmittal (or copy thereof) must accompany each such delivery.

The method of delivery of this Letter of Transmittal, Certificates and all other required documents is at the option and risk of the delivering holder of Certificates, and the delivery will be deemed made only when actually received by Parent.  If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.  In all cases, sufficient time should be allowed to ensure timely delivery.

2. Inadequate Space. If the space provided under “Description of Shares Delivered” is inadequate, the description of the Shares delivered hereby should be listed on a separate signed schedule and attached hereto.

3. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Shares delivered hereby, the signature(s) must correspond with the name(s) as written on the face of the Certificate(s) without alteration, enlargement or any change whatsoever.

If any of the Shares delivered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any of the delivered Shares are registered in different names on several Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of the Shares.

If this Letter of Transmittal or any Certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Parent and the Purchaser of such person’s authority so to act must be submitted.

If this Letter of Transmittal is signed by the registered Holder(s) of the Shares transmitted hereby, no endorsements of Certificate(s) or separate stock powers are required.

4. Lost, Mutilated or Destroyed Certificates.  If any Certificates have been lost, mutilated or destroyed, the Holder should promptly notify the Parent by checking the box immediately preceding the special payment/special delivery instructions and indicating the number of Shares lost. The Holder will then be instructed as to the procedure to be followed (which may include satisfactory indemnification and an affidavit of loss) in order to replace the relevant Certificates. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, mutilated or destroyed Certificates have been followed.

If you have any questions regarding this Letter of Transmittal, please contact:

Nicholas Harvey

Chief Financial Officer

Radius Health, Inc.

617-444-1834

IMPORTANT TAX INFORMATION

Circular 230 Disclosure:  The statements contained herein were not intended or written to be used, and cannot be used, for the purpose of avoiding any federal tax penalties.  Because the statements in this document might be viewed as a “marketed opinion” under the “Circular 230” rules set forth in applicable Treasury Regulations, holders are hereby informed that such statements were written to support the “promotion or marketing” of the matters described herein.  Holders should seek advice from their independent tax advisers regarding the tax consequences of these matters based on their particular circumstances.

Under United States federal income tax law, a holder may be subject to backup withholding of 28% of the gross proceeds received by such holder from the Parent.  In order to avoid such backup withholding, a U.S. holder must provide the Parent with such holder’s correct taxpayer identification number (“TIN”) and certify that such holder is not subject to such backup withholding by completing the Substitute Form W-9 provided herewith.  If such holder is an individual, the TIN is his or her social security number. Failure to provide a holder’s TIN on the Substitute Form W-9, if applicable, may subject the holder (or other payee) to a $50 penalty imposed by the Internal Revenue Service (“IRS”). More serious penalties may be imposed for providing false information which, if willfully done, may result in fines and/or imprisonment.  The depositary may withhold 28% on all payment of the Merger Consideration if the TIN is not certified on its records. In order for a foreign holder to qualify as an exempt recipient, that holder should submit an appropriate Form W-8 (generally, an IRS Form W-8BEN), signed under penalties of perjury, attesting to that holder’s exempt status.  An IRS form W-8BEN has been included as part of these materials.  Failure to provide the information on the appropriate form may subject holders to 28% United States federal income tax withholding on the payment of the Merger Consideration. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by timely filing a tax return with the IRS. The Parent cannot refund amounts withheld by reason of backup withholding.

TO BE COMPLETED BY ALL SHAREHOLDERS

THAT ARE RESIDENTS OF THE UNITED STATES OF AMERICA

PAYER’S NAME: [PARENT]

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number or Employer Identification Number
	Part 2—If you are exempt from backup withholding, please check the box: ☐	Part 3—If you are awaiting a TIN, check box: ☐

Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification

Part 4—CERTIFICATION  Under penalties of perjury, I certify that:

(1)         the number shown on this form is my correct TIN (or I am waiting for a number to be issued to me);

(2)         I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)         I am a U.S. Citizen or other U.S. person (including U.S. resident alien)

Certification Instructions  You must cross out item 2 above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest and dividends on your tax returns.  However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).  The IRS does not require your consent to any provision of this document other than the certifications to avoid backup withholding.

SIGNATURE

DATED

NAME

BUSINESS NAME, IF DIFFERENT FROM ABOVE

TYPE OF ENTITY

ADDRESS

CITY, STATE AND ZIP CODE

NOTE:                     FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU OF MERGER CONSIDERATION. IN ADDITION, FAILURE TO PROVIDE SUCH INFORMATION MAY RESULT IN A PENALTY IMPOSED BY THE IRS.  PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

NOTE:                     YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a TIN has not been issued to me, and either (1) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, a percentage (currently 28%) of all reportable payments made to me thereafter will be withheld until I provide a TIN, and that such retained amounts will be remitted to the IRS as backup withholding.

Signature	Dated , 2011

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number of the Payee (You) to Give the Payer. – Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000.  Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000.  The table below will help determine the number to give the payer.  All “Section” references are to the Internal Revenue Code of 1986, as amended.  “IRS” is the Internal Revenue Service.

For this type of account:	Give the social security number of –

1. Individual	The Individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4. a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

5. Sole proprietorship or disregarded entity owned by an individual	The owner(3)

For this type of account:	Give the employer identification number of –

6. Disregarded entity not owned by an individual	The owner

7. A valid trust, estate, or pension trust	The legal entity(4)

8. Corporation or LLC electing corporate status on Form 8832	The corporation

9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

10. Partnership or multi-member LLC	The partnership

11. A broker or registered nominee	The broker or nominee

12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)          List first and circle the name of the person whose number you furnish.  If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)          Circle the minor’s name and furnish the minor’s social security number.

(3)          You must show your individual name, but you may also enter your business or “doing business as” name.  You may use either your social security number or your employer identification number (if you have one), but the IRS encourages you to use your SSN..

(4)          List first and circle the name of the trust, estate, or pension trust.  (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:  If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you don’t have a taxpayer identification number or your don’t know your number, obtain Form SS-5, Application for a Social Security Card, at the local Social Administration office or online at www.ssa.gov, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM or online at www.irs.gov, and apply for a number.

Payees Exempt from Back up Withholding

The following payees are exempt from backup withholding:

•                  An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

•                  The United States or any of its agencies or instrumentalities.

•                  A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

•                  An international organization or any of its agencies or instrumentalities.

•                  A foreign government or any of its political subdivisions, agencies or instrumentalities.

Other payees that may be exempt from backup withholding:

•                  A corporation.

•                  A foreign central bank of issue.

•                  A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•                  A futures commission merchant registered with the Commodity Futures Trading Commission.

•                  A real estate investment trust.

•                  An entity registered at all times during the tax year under the Investment Company Act of 1940.

•                  A common trust fund operated by a bank under Section 584(a).

•                  A financial institution.

•                  A middleman known in the investment community as a nominee or custodian.

•                  A trust exempt from tax under Section 664 or described in Section 4947.

Dividends and patronage dividends that are generally exempt from backup withholding include:

•                  Payments to nonresident aliens subject to withholding under Section 1441.

•                  Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

•                  Payments of patronage dividends not paid in money.

•                  Payments made by certain foreign organizations.

•                  Section 404(k) distributions made by an ESOP.

Interest payments that are generally exempt from backup withholding include:

•                  Payments of interest on obligations issued by individuals.  However, you may be subject to backup withholding if this interest is $600 or more and you have not provided your correct taxpayer identification number to the payer.

•                  Payment of tax-exempt interest (including exempt-interest dividends under Section 852).

•                  Payments described in Section 6049(b)(5) to nonresident aliens.

•                  Payments on tax-free covenant bonds under Section 1451.

•                  Payments made by certain foreign organizations.

•                  Mortgage or student loan interest paid to you.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding.  For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N, and the regulations thereunder.

Exempt payees described above should file Form W-9 or a substitute Form W-9 to avoid possible erroneous backup withholding.  IF YOU ARE EXEMPT FROM BACKUP WITHHOLDING, ENTER YOUR NAME, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX IN PART 2 OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

Privacy Act Notice. – Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.  You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Penalties

(1)  Failure to Furnish Taxpayer Identification Number. – If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)  Civil Penalty for False Information With Respect to Withholding. – If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)  Criminal Penalty for Falsifying Information. – Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

THE FOLLOWING W-8BEN

TO BE COMPLETED BY SHAREHOLDERS

THAT ARE NOT RESIDENTS OF THE UNITED STATES OF AMERICA

Form W-8BEN (Rev. February 2006) Department of the Treasury Internal Revenue Service

Certificate of Foreign Status of Beneficial Owner

for United States Tax Withholding

•  Section references are to the Internal Revenue Code. •  See separate instructions.

•  Give this form to the withholding agent or payer. Do not send to the IRS.

OMB No. 1545-1621

Do not use this form for:						Instead, use Form:
•	A U.S. citizen or other U.S. person, including a resident alien individual					W-9
•	A person claiming that income is effectively connected with the conduct of a trade or business in the United States					W-8ECI
•	A foreign partnership, a foreign simple trust, or a foreign grantor trust (see instructions for exceptions)					W-8ECI or W-8IMY
•

A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession that received effectively connected income or that is claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b) (see instructions)

W-8ECI or W-8EXP
Note: These entities should use Form W-8BEN if they are claiming treaty benefits or are providing the form only to claim they are a foreign person exempt from backup withholding.
•	A person acting as an intermediary		W-8IMY Note: See instructions for additional exceptions.

Part I	Identification of Beneficial Owner (See instructions.)
1	Name of individual or organization that is the beneficial owner			2 Country of incorporation or organization

3	Type of beneficial owner:	☐ Individual	☐ Corporation	☐ Disregarded entity	☐ Partnership	☐ Simple trust
	☐ Grantor trust	☐ Complex trust	☐ Estate	☐ Government	☐ International organization
	☐ Central bank of issue	☐ Tax-exempt organization	☐ Private foundation

4	Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address.

	City or town, state or province. Include postal code where appropriate.				Country (do not abbreviate)

5	Mailing address (if different from above)

	City or town, state or province. Include postal code where appropriate.				Country (do not abbreviate)

6	U.S. taxpayer identification number, if required (see instructions) ☐ SSN or ITIN ☐ EIN			7 Foreign tax identifying number, if any (optional)

8	Reference number(s) (see instructions)

Part II	Claim of Tax Treaty Benefits (if applicable)
9 I certify that (check all that apply):
a	☐			The beneficial owner is a resident of within the meaning of the income tax treaty between the United States and that country.
b	☐			If required, the U.S. taxpayer identification number is stated on line 6 (see instructions).
c	☐

The beneficial owner is not an individual, derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits (see instructions).

d	☐

The beneficial owner is not an individual, is claiming treaty benefits for dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation, and meets qualified resident status (see instructions).

e	☐

The beneficial owner is related to the person obligated to pay the income within the meaning of section 267(b) or 707(b), and will file Form 8833 if the amount subject to withholding received during a calendar year exceeds, in the aggregate, $500,000.

10 Special rates and conditions (if applicable—see instructions): The beneficial owner is claiming the provisions of Article               of the treaty identified on line 9a above to claim a                   % rate of withholding on (specify type of income):                          Explain the reasons the beneficial owner meets the terms of the treaty article:

Part III		Notional Principal Contracts
☐

I have provided or will provide a statement that identifies those notional principal contracts from which the income is not effectively connected with the conduct of a trade or business in the United States. I agree to updatethis statement as required.

Part IV		Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

1 I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income to which this form relates,

2 The beneficial owner is not a U.S. person,

3 The income to which this form relates is (a) not effectively connected with the conduct of a trade or business in the United States, (b) effectively connected but is not subject to tax under an income tax treaty, or (c) the partner’s share of a partnership’s effectively connected income, and

4 For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.

Sign Here	Signature of beneficial owner (or individual authorized to sign for beneficial owner)	Date (MM-DD-YYYY)	Capacity in which acting

Form W-8IMY (Rev. February 2006) Department of the Treasury Internal Revenue Service

Certificate of Foreign Intermediary,
Foreign Flow-Through Entity, or Certain U.S.
Branches for United States Tax Withholding

•  Section references are to the Internal Revenue Code. •  See separate instructions.

•  Give this form to the withholding agent or payer. Do not send to the IRS.

OMB No. 1545-1621

Do not use this form for:		Instead, use Form:
•	A beneficial owner solely claiming foreign status or treaty benefits	W-8BEN
•	A hybrid entity claiming treaty benefits on its own behalf	W-8BEN
•	A person claiming that income is effectively connected with the conduct of a trade or business in the United States	W-8ECI
•	A disregarded entity. Instead, the single foreign owner should use	W-8BEN or W-8ECI
•

A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b)

W-8EXP

Part I		Identification of Entity
1		Name of individual or organization that is acting as intermediary	2 Country of incorporation or organization

3		Type of entity—check the appropriate box:
☐ Withholding foreign trust. Complete Part V.
		☐ Qualified intermediary. Complete Part II.	☐ Nonwithholding foreign partnership. Complete Part VI.
		☐ Nonqualified intermediary. Complete Part III.	☐ Nonwithholding foreign simple trust. Complete Part VI.
		☐ U.S. branch. Complete Part IV.	☐ Nonwithholding foreign grantor trust. Complete Part VI.
☐ Withholding foreign partnership. Complete Part V.
Permanent residence address (street, apt. or suite no., or rural route). Do not use P.O. box.

City or town, state or province. Include postal code where appropriate.			Country (do not abbreviate)

5		Mailing address (if different from above)

City or town, state or province. Include postal code where appropriate.			Country (do not abbreviate)

	U.S. taxpayer identification number (if required, see instructions) 110:		7 Foreign tax identifying number, if any (optional)
	☐ SSN or ITIN	☐ EIN	☐ QI-EIN ☐
8	Reference number(s) (see instructions)

Part II		Qualified Intermediary
9a	☐	(All qualified intermediaries check here) I certify that the entity identified in Part I:

•      Is a qualified intermediary and is not acting for its own account with respect to the account(s) identified on line 8 or in a withholding statement associated with this form and

•      Has provided or will provide a withholding statement, as required.

b	☐

(If applicable) I certify that the entity identified in Part I has assumed primary withholding responsibility under Chapter 3 of the Code with respect to the account(s) identified on this line 9b or in a withholding statement associated with this form •

c	☐

(If applicable) I certify that the entity identified in Part I has assumed primary Form 1099 reporting and backup withholding responsibility as authorized in its withholding agreement with the IRS with respect to the account(s) identified on this line 9c or in a withholding statement associated with this form •

Part III		Nonqualified Intermediary
10a	☐	(All nonqualified intermediaries check here) I certify that the entity identified in Part I is not a qualified intermediary and is not acting for its own account.

b	☐

(If applicable) I certify that the entity identified in Part I is using this form to transmit withholding certificates and/or other documentary evidence and has provided or will provide a withholding statement, as required.

Part IV Certain United States Branches

Note: You may use this Part if the entity identified in Part l is a U.S. branch of a foreign bank or insurance company and is subject to certain regulatory requirements (see instructions).

☐ I certify that the entity identified in Part I is a U.S. branch and that the payments are not effectively connected with the conduct of a trade or business in the United States.
Check box 12 or box 13, whichever applies:
12	☐

I certify that the entity identified in Part I is using this form as evidence of its agreement with the withholding agent to be treated as a U.S. person with respect to any payments associated with this certificate.

13	☐	I certify that the entity identified in Part I:

•      Is using this form to transmit withholding certificates or other documentary evidence for the persons for whom the branch receives a payment and

•      Has provided or will provide a withholding statement, as required.

Part V		Withholding Foreign Partnership or Withholding Foreign Trust
14	☐	I certify that the entity identified in Part I:
• Is a withholding foreign partnership or a withhholding foreign trust and • Has provided or will provide a withholding statement, as required.

Part VI		Nonwithholding Foreign Partnership, Simple Trust, or Grantor Trust
15	☐	I certify that the entity identified in Part I:

•      Is a nonwithholding foreign partnership, a nonwithholding foreign simple trust, or a nonwithholding foreign grantor trust and that the payments to which this certificate relates are not effectively connected, or are not treated as effectively connected, with the conduct of a trade or business in the United States and

•      Is using this form to transmit withholding certificates and/or other documentary evidence and has provided or will provide a withholding statement, as required.

Part VII		Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income for which I am providing this form or any withholding agent that can disburse or make payments of the income for which I am providing this form.

Sign Here	Signature of authorized official	Date (MM-DD-YYYY)

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LETTER OF TRANSMITTAL DELIVERY INSTRUCTIONS

By mail, Hand or Overnight Carrier, to:

Kathryn Ostman, Esq.

Bingham McCutchen LLP

One Federal Street

Boston, MA 02110

617-951-8637

With a copy to:

Nicholas Harvey

Chief Financial Officer

Radius Health, Inc.

201 Broadway

Sixth Floor

Cambridge, MA 02139

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE PARENT.

Exhibit D

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REDEMPTION AGREEMENT

This Agreement (the “Agreement”) is made as of April 25, 2011, by and between MPM Acquisition Corp., a Delaware corporation (the “Issuer”), and MPM Asset Management LLC, a Delaware limited liability company (the “Seller”).

W I T N E S S E T H:

WHEREAS, the Seller is the owner of five million (5,000,000) shares of the Issuer’s common stock, par value $0.0001 per share (“Common Stock”), and

WHEREAS, the Seller desires to sell to the Issuer, and the Issuer desires to re-purchase from the Seller, five million (5,000,000) shares of Common Stock (the “Shares”), on and subject to the terms of this Agreement;

WHEREFORE, the parties hereto hereby agree as follows:

1.               Sale of the Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Seller shall sell the Shares to the Issuer, and the Issuer shall re-purchase the Shares from the Seller, for a purchase price equal to an aggregate sum of fifty thousand dollars ($50,000) (the “Purchase Price”).

2.               Closing.

(a)           The purchase and sale of the Shares shall take place at a closing (the “Closing”), to occur concurrently with the completion of the merger transaction (the “Merger”) contemplated by that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”) among the Issuer, Radius Health, Inc. and RHI Merger Corp. The parties hereto shall have no obligation to complete the Closing in the event the Merger is not consummated.

(b)             At the Closing:

(i) The Seller shall deliver to the Issuer certificates representing the Shares, duly endorsed in form for transfer to the Issuer.

(ii) The Issuer shall pay to the Seller the Purchase Price for the Shares.

(iii)  At, and at any time after, the Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

3.               Representations and Warranties of the Issuer. The Issuer hereby makes the following representations and warranties to the Seller:

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(a)             The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Issuer has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on the Issuer. The Issuer is not in violation of any of the provisions of its certificate of incorporation or by-laws. No consent, approval or agreement of any individual or entity is required to be obtained by the Issuer in connection with the execution and performance by the Issuer of this Agreement or the execution and performance by the Issuer of any agreements, instruments or other obligations entered into in connection with this Agreement.

(b)             The Issuer has authorized capital stock consisting of 100,000,000 shares of Issuer Common Stock, and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), of which 5,000,000 shares of Common Stock, consisting of the Shares, and no shares of Preferred Stock, are the only shares presently issued and outstanding.

(c)             There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Issuer’s knowledge, threatened against the Issuer or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against the Issuer that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. The term “Issuer’s knowledge” shall mean and include actual knowledge of the Seller or of any member, director or officer of the Issuer.

(d)             There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Issuer) pending or, to the Issuer’s knowledge, threatened against the Issuer or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation. No bankruptcy, receivership or debtor relief proceedings are pending or, to the best of the Issuer’s knowledge, threatened against the Issuer.

(e)             The Issuer has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign Law, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business. References in this Agreement to “Laws” shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).

(f)              The Issuer has properly filed all tax returns required to be filed and has paid all taxes shown thereon to be due. To the Issuer’s knowledge, all tax returns previously filed are true and correct in all material respects.

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(g)             The Issuer has no outstanding liabilities or obligations to any party except as reflected on the Issuer’s Form 10-K for the year ended December 31, 2010, other than charges since such date similar to those incurred in past periods and consistent with past practice, all of which will be discharged prior to or at the Closing so that, at the Closing, the Issuer will have no direct, contingent or other obligations of any kind or any commitment or contractual obligations of any kind and description.

(h)             All of the business and financial transactions of the Issuer have been fully and properly reflected in the books and records of the Issuer in all material respects and in accordance with generally accepted accounting principles consistently applied.

(i)              The Issuer is current with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). None of the Issuer’s filings made pursuant to the Exchange Act (collectively, the “Issuer SEC Documents”) contain any misstatements of material fact or omit to state a material fact necessary to make the statements made therein not misleading. The Issuer SEC Documents, as of their respective dates, complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and are available on the Commission’s EDGAR system. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Issuer, from that set forth in the Issuer’s Annual Report on Form 10-K for the year ended December 31, 2010.

(j)              As of the Closing, the Issuer will have assets sufficient to satisfy its payment obligations set forth in Section 1 hereof and the redemption contemplated hereby shall be permitted by the Delaware General Corporation Law. The execution and delivery of this Agreement by the Issuer and the Seller and the consummation of the transactions contemplated by this Agreement will not result in any violation of the Issuer’s certificate of incorporation or by-laws or any applicable Law, including without limitation, the Delaware General Corporation Law.

(k)             All representations, covenants and warranties of the Issuer contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though the same had been made on and as of such date.

4.               Representations and Warranties of the Seller. The Seller hereby makes the following representations and warranties to the Issuer:

(a)             The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The Seller is not in violation of any of the provisions of its constitutive or governing documents. No consent, approval or agreement of any individual or entity is required to be obtained by the Seller in connection with the execution and performance by the Seller

4

of this Agreement or the execution and performance by the Issuer of any agreements, instruments or other obligations entered into in connection with this Agreement.

(b)             The Seller owns the Shares free and clear of all any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind.

(c)             There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Seller’s knowledge, threatened against the Seller or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against the Seller that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. The term “Seller’s knowledge” shall mean and include actual knowledge of the Seller or of any director or officer of the Seller.

(d)             No bankruptcy, receivership or debtor relief proceedings are pending or, to the best of the Seller’s knowledge, threatened against the Seller.

(e)             All representations, covenants and warranties of the Seller contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though the same had been made on and as of such date.

5.               Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by each of the parties hereto.

6.               Miscellaneous.

(a)             Entire Agreement. This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

5

(b)             Severability. If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

(c)             Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 5(c). Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery. Notice shall be delivered to the parties at the following addresses:

If to the Issuer:	c/o MPM Acquisition Corp.
200 Clarendon Street, 54th Floor
Boston, Massachusetts 02116
Facsimile: (617) 425-9201
Attn: C. Richard Lyttle, Ph.D.

If to Seller:	MPM Asset Management LLC
200 Clarendon Street, 54th Floor
Boston, Massachusetts 02116
Facsimile: (617) 425-9201
Attn: Dr. Ansbert Gadicke

Either party may, by like notice, change the address, person or telecopier number to which notice shall be sent.

(d)             Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements executed and to be performed wholly within such Commonwealth, without regard to any principles of conflicts of law. Each of the parties hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in the County of Suffolk in the Commonwealth of Massachusetts, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent to any service of process made either (x) in the manner set forth in Section 6(c) of this Agreement (other than by telecopier), or (y) any other method of service permitted by law.

(e)             Waiver of Jury Trial. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR ANY OTHER ACTION OR PROCEEDING WHICH MAY ARISE OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

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(f)              Successors. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that neither party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other party.

(g)             Further Assurances. Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

(h)             Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(i)              Headings. The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MPM ACQUISITION CORP.

By:
Name:	C. Richard Lyttle, Ph.D.
Title:	President and Chief Executive Officer

MPM ASSET MANAGEMENT LLC

By:	MPM Capital LP, its sole Member and Manager

	By:	Medical Portfolio Management, LLC, its general partner

By:
Name: Dr. Ansbert Gadicke
Title:

8

Exhibit E

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of May       , 2011 between Radius Health, Inc., a Delaware corporation (the “Company”), and                                (“Indemnitee”).

WITNESSETH THAT:

WHEREAS, highly competent persons have become more reluctant to serve corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities.  Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions.  At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself.  The Bylaws and Certificate of Incorporation of the Company require indemnification of the officers and directors of the Company.  Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”).  The Bylaws, Certificate of Incorporation and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws and Certificate of Incorporation of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the Company’s Bylaws and Certificate of Incorporation and insurance as adequate in the present circumstances, and may not be willing to serve as a director without adequate protection, and the Company desires Indemnitee to serve in such capacity.  Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified; and

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as a director from and after the date hereof, the parties hereto agree as follows:

1.             Indemnity of Indemnitee.  The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time.  In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a)           Proceedings Other Than Proceedings by or in the Right of the Company.  Indemnitee shall be entitled to the rights of indemnification provided in this Section l(a) if, by reason of his Corporate Status (as hereinafter defined), the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company.  Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

(b)           Proceedings by or in the Right of the Company.  Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company.  Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

(c)           Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

2.             Additional Indemnity.  In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Agreement, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee.  The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7 hereof) to be unlawful.

3.             Contribution.

(a)           Whether or not the indemnification provided in Sections 1 and 2 hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee.  The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b)           Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the Law may require to be considered.  The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c)           The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d)           To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

4.             Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness, or is made (or asked to) respond to discovery requests, in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

5.             Advancement of Expenses.  Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.  Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free.

6.             Procedures and Presumptions for Determination of Entitlement to Indemnification.  It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the DGCL and public policy of the State of Delaware.  Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a)           To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.  The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.  Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.

(b)           Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the board:  (1) by a majority vote of the disinterested directors, even though less than a quorum, (2) by a committee of disinterested directors designated by a majority vote of the disinterested directors, even though less than a quorum, (3) if there are no disinterested directors or if the disinterested directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee, or (4) if so directed by the Board of Directors, by the stockholders of the Company.  For purposes hereof, disinterested directors are those members of the board of directors of the Company who are not parties to the action, suit or proceeding in respect of which indemnification is sought by Indemnitee.

(c)           If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) hereof, the Independent Counsel shall be selected as provided in this Section 6(c).  The Independent Counsel shall be selected by the Board of Directors.  Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 13 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof.  The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d)           In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.  Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(e)           Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise (as hereinafter defined) in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise.  In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.  Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f)            If the person, persons or entity empowered or selected under Section 6 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 6(f) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board of Directors or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.

(g)           Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any Independent Counsel, member of the Board of Directors or stockholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(h)           The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty.  In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(i)            The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

7.             Remedies of Indemnitee.

(a)           In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 6(b) of this Agreement within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Company of a written request therefor or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification.  Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 7(a).  The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b)           In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b).

(c)           If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)           In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 13 of this Agreement) actually and reasonably incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

(e)           The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.  The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(f)            Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

8.             Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.

(a)           The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders, a resolution of directors or otherwise, of the Company.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.  To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate of Incorporation, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)           To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)           In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)           Except as provided in paragraph (c) above, the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e)           Except as provided in paragraph (c) above, the Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

9.             Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a)           for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b)           for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section

16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(c)           in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board of Directors of the Company authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

10.           Duration of Agreement.  All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 7 hereof) by reason of his Corporate Status, whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

11.           Security.  To the extent requested by Indemnitee and approved by the Board of Directors of the Company, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral.  Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

12.           Enforcement.

(a)           The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company.

(b)           This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

13.           Definitions.  For purposes of this Agreement:

(a)           “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the express written request of the Company.

(b)           “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(c)           “Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary.

(d)           “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding.  Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent.  Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(e)           “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent:  (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.  The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(f)            “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was an officer or director of the Company, by reason of any action taken by him or of any inaction on his part while acting as an officer or director of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other Enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 7 of this Agreement to enforce his rights under this Agreement.

14.           Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.  Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws.  In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

15.           Modification and Waiver.  No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16.           Notice By Indemnitee.  Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder.  The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

17.           Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent:

(a)                                  To Indemnitee at the address set forth below Indemnitee signature hereto.

(b)                                 To the Company at:

Radius Health, Inc.
201 Broadway, 6th Floor

Cambridge,  Massachusetts 02139

Attention: Chief Executive Officer

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

18.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.           Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

20.           Governing Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

RADIUS HEALTH, INC.

By:
	Name:	C. Richard Edmund Lyttle
	Title:	Chief Executive Officer

INDEMNITEE

Name:

Address: